Preliminary Offering Circular dated July 25, 2024

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

BioQuest Corp.

$10,000,000

$1.00 per Unit

5,000,000 Units

Each Unit consists of 1 Share of Common Stock, 1 warrant (“Warrant”) and 1 share of Common Stock that is issuable upon the exercise of the Warrant at an exercise price of $1.00 (the “Units”).

5,000,000 Shares of Common Stock to be issued upon Exercise of Warrants

This is the public offering of securities of BioQuest Corp., a Nevada corporation. We are offering 5,000,000 units each unit consisting of one Share of Common Stock, one Warrant and one share of Common Stock that is issuable upon the exercise of the warrant, par value $0.001 (“Units”), at an offering price of $1.00 per Unit (the “Offered Units”) by the Company. See “Description of Securities” beginning on page 41 and “Securities Offered” on page 44. The total number of shares included in the Units is 5,000,000 and the total underlying shares after the exercise of all warrants is 10,000,000 shares. Each Class A Warrant is exercisable at $1.00 per warrant and will entitle the holder to purchase one share of common stock. The Offering will terminate on the earlier of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement; or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. (such earlier date, the “Termination Date”) over a maximum period of 3 years, starting from the date of qualification of this Offering Statement. The minimum purchase requirement per investor is 500 Offered Units ($500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Units on a best efforts’ basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, and services without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

Sales of these Units will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Units. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular. The Company’s address is 4570 Campus Drive, Newport Beach, CA 92660. The Company’s phone number is (714) 978-4425.

Our Common Stock is quoted on the OTC Markets Pink Open Market under the stock symbol “BQST.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Number of Units	Per Unit (1)(2)(3)	Total Maximum (4)
Public Offering Price	5,000,000	$1.00	$5,000,000.00
Underwriting Discounts and Commissions		$0.000	$0
Proceeds to Company		$1.00	$5,000,000.00

Warrants		Exercise Price per Warrant
Public Offering Price – Shares Underlying Warrants	5,000,000	$1.00	$5,000,000.00
Proceeds to Company – From the Exercise of Shares Underlying Warrants			$5,000,000.00

(1)	We are offering Units on a continuous basis. See “Distribution – Continuous Offering. The number of Units being sold is 5,000,000 Units which consist of One (1) share of common stock and One (1) warrant per Unit. The total underlying shares of all warrants is 5,000,000 shares.

(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Units on a best efforts’ basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $10,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $1.00 per Unit to the Company as consideration for the Units to be issued under the Offering. The sales price per Unit bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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The following table sets forth the high and low bid prices for our Common Stock per quarter for the past two years as reported by the OTC Markets, based on our fiscal year ending April 30. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Fiscal Year Ended		Bid Prices
April 30,	Period	High $	Low $
2025	First Quarter	0.13	0.023

2024	First Quarter	1.94	1.94
	Second Quarter	1.94	1.94
	Third Quarter	1.94	1.94
	Fourth Quarter	1.94	0.13

2023	First Quarter	0.94	0.05
	Second Quarter	0.95	0.10
	Third Quarter	1.94	0.11
	Fourth Quarter	1.94	0.22

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “BioQuest Corp.,” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of BioQuest Corp.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.”

Sale of these Units will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our Company, our Officers and Directors; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our Officers and Directors expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither we nor our Officers or Directors can guarantee future performance, or that future developments affecting our Company, our Officers or Directors will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Overview

BioQuest Corp.(the “Company”) was originally incorporated in the State of Nevada on May 17, 2011, as Renaissance Films Inc. On September 26, 2011, the Company changed its name to Sedition Films Inc. and on May 1, 2014, the Company changed its name to Select-TV Solutions, Inc. The Company was organized for the purpose of producing documentary films. On October 10, 2019, there was a change in control of the Company with the purchase of 270,000,000 of the Company’s Common stock and on that date the Company changed its name to BioQuest Corp. On October 12, 2019, the Company elected a new Board of Directors and approved a 2,000 to 1 Reverse Stock Split resulting in the reduction of the outstanding shares of the Company’s Common Stock from 454,254,585 shares to 237,233 shares of Common Stock. All common shares and per common share data in these financial statements and related notes hereto have been retroactively adjusted to account for the effect of the reverse stock split for all periods presented. The total number of authorized common shares and the par value thereof were not changed by the reverse stock split. The Company had previously intended to market, package, and distribute Hemp-CBD based products. Our mission was to create high end, unique content and aggregate all relevant CBD content in the Nutraceutical and Pharmaceutical markets. In 2022, after the effects of Covid, the Company decided to change direction and to pursue an acquisition partner.

As of this Offering the Company is an early-stage enterprise and has not commenced principal operations.

On March 21, 2024, AI Callers, Inc., a yet to be formed corporation in the AI industry (“BotMakers”) with a yet to be formed, planned conversational AI subsidiary BotMakers, Inc., both to be operated by Ms. Sella Hall, entered into a letter of intent with the Company; wherein, the Company agreed to issue approximately 105,000,000 shares of Common and Preferred Stock, and to the raising of $10,000,000 through the sale of equity, $250,000 of which will be used to reduce the BioQuest’s outstanding debts and the rest will be used as working capital for BotMakers, in return for 100% of BotMakers shares (“BotMakers Agreement”). As part of the BotMakers Agreement the Company will be authorizing and designating a class of Preferred Stock that will be issued to BotMakers, Inc.

The foregoing description of the BotMakers, Inc. Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 6.5 to this Regulation A Offering and is incorporated herein by reference.

On April 18, 2024, AI Callers, Inc., and BotMakers AI, Inc., were formed as sole proprietorships, by Ms. Sella Hall, in Texas, in order to enter to reserve the names with the intent on becoming conversational AI companies that develop solutions for business and organizations to utilize conversational AI technology. On May 9, 2024, Ms. Hall decided to formally incorporate the name AI Callers, Inc. in Texas. Upon entering into negotiations with BQST the BotMakers name was preferred and presented as a part of AI Callers, Inc. On June 24, 2024, AI Callers, Inc., officially changed its name in Texas to BotMakers, Inc. As of this Offering the final transaction agreement has not been finalized or executed.

On April 1, 2024, BotMakers paid the Company $35,000 as a first payment towards the total of $250,000 purchase price. The current outstanding debt amounts to approximately $250,000. The Company plans to allocate 50% of the first $500,000 raised to the retirement of the debt and the other 50% to the other principal uses of proceeds (See – Use of Proceeds).

The vision of BioQuest is to acquire BotMakers and its Conversational Artificial Intelligence (“AI”). BotMakers, currently provides its customers with an AI platform that utilizes voice calling AI, text messaging and chatbots. At this time, there are no products of BotMakers that will utilize MaxTrades AI technology that are aspirational or still in development. All BotMakers products and services are fully functional and are currently selling to retail customers. Any future updates to the MaxTrades technology will be based on future data gathered through customer usage and feedback. BotMakers has no current plans to enhance the MaxTrades technology used in conversational Al products or chatbots. The MaxTrades technology is a series of automated workflows that can plug in to a any Customer Relationship Management system that allows webhooks to send data to and from those systems.

The scope of the current capabilities of the BotMakers conversational AI tech platform that supports or will support BotMakers’ products and/or services are fully functional and provide the following:

1. The ability for BotMakers’ customers to develop written “prompts” that will give instructions to the AI agent logic to allow it to communicate in natural language with end-users.

2. The ability for chatbots developed by BotMakers to use logic and to reference client supplied data to interact with customers.

In order to finalize the purchase of BotMakers, the Company will need to raise approximately $500,000 in funding. The Company cannot guarantee that it will be able to raise adequate funding in order to acquire BotMakers and then operate BotMakers thereafter in order to execute its current business plan.

BotMakers is currently delivering AI products to its clients to support their business communication with customers.

To distinguish BotMakers from competitors, BotMakers plans to work with celebrities and influencers in an effort to establish the BotMakers brand as a solution for AI powered business communications.

The Company also intends to aggressively pursue the acquisition of new products and product lines that fit within its model; although as of this Offering, there are no acquisitions, other than BotMakers, in progress or planned.

Our fiscal year ends April 30.

The Company is in the early development stage and has generated no revenues.

Our mailing address is 4750 Campus Drive, Newport Beach, CA 92660. Our telephone number is (714) 978-4425. Our website is www.bioquestcorp.com, and our email address is business@bioquestcorp.com, BotMakers websites are www.BotMakers.ai and www.aicallers.us.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock is quoted on the OTC Markets Pink Open Market Sheets under the symbol BQST.

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THE OFFERING

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Issuer:	BioQuest Corp.

Securities offered by the Company:	A maximum of 5,000,000 Units, par value $0.001 (“Units”) at an offering price of $1.00 per Unit (the “Offered Units”). Each Unit contains 1 share of our common stock 1 warrant and 1 share of Common Stock that is issuable upon the exercise of the Warrant. The total number of shares included in the Units is 10,000,000 and the total underlying shares of all warrants is 5,000,000. (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	11,485,230 issued and outstanding as of July 25, 2024

Number of shares of Common Stock to be outstanding after the offering	21,485,230 shares, if the maximum amount of Offered Units are sold. The total number of shares of our common stock outstanding assumes that the maximum number of units containing shares of our common stock and warrants is sold in this offering.

Number of Warrants to be outstanding after the offering	A maximum of 5,000,000 Warrants, par value $0.001.

Price per Unit:	$1.00 per Unit.

Maximum offering amount:	5,000,000 Units at $1.00 per Unit, or $5,000,000 and an additional $5,000,000 from the exercise of Warrants (See “Distribution.”). The Company will not raise more than $10,000,000 in gross proceeds from this offering.

Trading Market:	Our Common Stock is quoted on the OTC Markets Pink Open Market Sheets division under the symbol “BQST.”

Use of proceeds:

If we sell all of the Units being offered, our net proceeds (after our estimated offering expenses) will be $4,990,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has not commenced principal operations. The Company has no revenues and has an accumulated deficit of $10,928,884 for the year ended April 30, 2024. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact on its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company does not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

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Risks Relating to Our Financial Condition

The Company has no operational history in the emerging Conversational AI industry, making it difficult to accurately predict and forecast business operations.

As the Company has no operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we expect to operate in the transforming industries of customer relations management and related tools that are moving from human based providers to conversational AI programs. There is no guarantee that our potential of acquisition and use of BotMakers products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize BotMakers services.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 1 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 1 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

As a development stage company, the Company has yet to generate any revenues or profit and may not achieve a profit in the near future, if at all.

The Company has not yet produced any revenue or profit and may not in the near future, if at all. While we expect to obtain revenue and grow, the Company has not achieved any revenue or profitability and cannot be certain that we will be able to sustain growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, beginning to receive revenue and keeping operating expenses within our budget, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our technology, our website, increase our offered products, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Thomas Hemingway, Michael Krall, Corinda J. Melton and David Noyes. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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The Company plans to operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

The Company plans to operate in a highly competitive environment. Our competition includes all other companies that are in the conversational AI services, products or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve projected revenue and user targets.

If we are unable to compete successfully with other businesses in our planned markets, we may not achieve projected revenue and/or customer targets. We expect to compete with both start-up and established companies. Compared to our business, most of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets of choice.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, the Company has not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as an OTC Markets company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $60,000 annually to maintain the proper management and financial controls for our filings required as an OTC Markets company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, no operating history, and no revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our Units may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, no operating history and no revenue to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 500,000,000 shares of common stock. The Company has issued and outstanding, as of July 25, 2024, 11,485,230 shares of common stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

In order to complete the letter of intent with BotMakers, Inc., we will need to issue approximately 100,000,000 shares of our common stock and raise approximately $500,000, potentially through the sale of equity in this Offering.

In order to complete the acquisition of BotMakers, Inc., we will need to issue approximately 100,000,000 shares of our common stock and raise approximately $500,000, potentially through the sale of equity in this Offering. This issuance of shares will immediately dilute all shareholders of the Company. Our current issued shares will increase from 11,485,230 to 111,485,230 shares of outstanding stock; thereby causing a substantial dilution to current shareholders and purchasers in this Offering. The Company will also need to raise approximately $500,000 in funding in order to finalize the purchase of BotMakers. In order to raise those funds the Company will potentially sell more equity through this Offering which will cause further dilution to the existing shareholders. Also, the Company does not have any investors currently committed to purchasing those shares and the Company can give no guarantees that it will be able to raise that funding in order to complete the purchase of BotMakers.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As an OTC Markets company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the markets. Our management has limited experience as a management team in an OTC Market company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Because directors and officers currently and for the foreseeable future will continue to control BioQuest Corp., it is not likely that you will be able to elect directors or have any say in the policies of BioQuest Corp.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of BioQuest Corp. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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Risks Relating to Our Company and Industry

The following risks relate to our business and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on artificial intelligence, securities markets and related industry participants is uncertain and difficult to quantify. There is no assurance that we will ever earn any revenue or enough revenue to make a net profit.

If we fail to acquire BotMakers, we will be unable to enter into the conversational AI industry.

Our success depends on our ability to acquire BotMakers through the sale of equity in this Offering. If we fail to acquire BotMakers we will be unable to enter into the conversational AI industry. We will also be unable to use BotMakers AI, which will make proceeding with our current business plan very unlikely. Consequently, if we fail to acquire BotMakers, our planned business, financial condition, and results of operations will be materially and adversely affected.

Conflicts of interest may arise between the Officers, Directors and the Company.

Potential conflicts may exist between the Directors and the Company. These conflicts are not limited to the following: Our Officers and Directors, of which any or all may be involved in similar investments or have interests in similar entities, may raise capital for others, may serve on the board of other companies that may be a conflict of interest to the Company, may hire affiliates, contractors, vendors or suppliers to provide services to the Company on its behalf.

Further there is a potential for a conflict of interest between the Company and Mr. Hemingway and Ms. Melton. As Mr. Hemingway is a controlling shareholder and also our Chief Executive Officer, and Director. Mr. Hemingway also owns and manages the Redwood Investment Group and Pillar Marketing Group, as such there is the potential for a conflict of interest between the Company and Mr. Hemingway. Ms. Melton is also a Director of BotMakers and as such there is the potential for a conflict of interest between the Company and Ms. Melton.

We expect to depend on the stability and availability of our information technology systems.

We expect to rely on information technology in all aspects of our business. A significant disruption or failure of our information technology systems could result in service interruptions, revenue collection disruptions, safety failures, security violations, regulatory compliance failures and the inability to protect corporate information assets against intruders or other operational difficulties. Although we anticipate taking steps to mitigate these risks, a significant disruption could adversely affect our results of our operations, financial condition or liquidity. Additionally, if we are unable to acquire or implement new technology, we may suffer a competitive disadvantage, which could also have an adverse effect on our results of operations, financial condition or liquidity.

The Company may not be able to successfully compete against companies with substantially greater resources.

The conversational AI industry in which the Company plans to operate in general is subject to intense and increasing competition. Some of our potential competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our potential competitors may devote their resources to developing technologies and marketing products that will directly compete with our planned product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our planned products. There are no assurances that competition in our respective industries will not lead to reduced prices for our proposed products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Commencement and development of operations will depend on the acceptance of its proposed business services and platforms. If the Company’s planned products are not deemed desirable and suitable for purchase and it cannot establish a loyal customer base, it may not be able to generate revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of BotMakers conversational AI products and services, is critically important to its success. The Company cannot be certain that the BotMaker products that it plans to acquire and continue offering will be appealing and as a result there may not be any demand for these products and sales could be limited and it may never realize any revenues.

We cannot assure that we will earn a profit or that BotMakers products will be accepted by consumers.

The conversational AI business is speculative and dependent upon acceptance of BotMakers products by consumers. Our future operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of BotMakers products. We cannot assure that we will be successful or earn revenue or make a profit, or that investors will not lose their entire investment.

The conversational AI software industry is highly competitive.

This Company expects to compete against a number of large well-established financial companies with greater name recognition, a more comprehensive offering of AI analysis, tools, and platforms, and with substantially larger resources than the Company’s, including financial and marketing. In addition to these well-established competitors there are some smaller companies that have developed and are marketing their AI products. There can be no assurance that it can compete successfully in this market. If it cannot successfully compete in this highly competitive app development business, it may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

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If the Company is unable to attract customers, retain customers, expand BotMakers products and services offerings for our potential customers, or identify areas of higher growth, our potential revenue growth and profitability will be harmed.

Our success depends on our ability to acquire customers, expand engagements with those customers and identify areas of higher growth, and to do so in a cost-effective manner. The Company plans to make significant investments related to customer acquisition and retention, expect to continue the need to spend significant amounts on these efforts in future periods, and cannot guarantee that any revenue from new or existing customers, in the future will ultimately exceed the costs of these investments.

Additionally, if we fail to deliver a quality user experience, or if customers do not perceive the products and services the Company plans to offer to be of high value and quality, we may be unable to acquire or retain customers. Additionally, if we are unable to acquire or retain customers to a level where our revenues will exceed our losses from the user side, we may be unable to achieve our operational objectives. Consequently, we may need to increase prices or may not decrease to competitive levels to maintain customers, and as a result expected revenues may decrease, margins may decline, and we may not achieve or maintain profitability. Consequently, our business, financial condition, and results of operations may be materially and adversely affected.

Our future efforts to purchase BotMakers, expand our service offerings and to develop and integrate our existing services in order to keep pace with policy, regulatory, political and technological developments may not succeed.

Our future efforts to purchase BotMakers may not succeed; as a result, we may not achieve profitability or the revenue growth rate we expect. In addition, the markets for certain of our intended offerings remain relatively new and it is uncertain whether our efforts, and related investments, will ever result in revenue for us. We may be required to continuously enhance technology platforms, including artificial intelligence capabilities and algorithms, to maintain and improve the quality of our proposed products and services in order to remain competitive with alternatives. Further, the introduction of significant platform changes and upgrades may not succeed, and early-stage interest and adoption of such new services may not result in long-term success or revenue for us. Additionally, if we fail to anticipate or identify significant technology trends and developments early enough, or if we do not devote appropriate resources to adapting to such trends and developments, our business could be harmed.

If we are unable to develop or acquire enhancements to, and new features for, our planned or new services that keep pace with rapid technological developments, our business could be harmed. The success of enhancements and new or acquired products and services depends on several factors, including the timely completion, introduction and market acceptance of the feature, service or enhancement by customers, administrators and developers, as well as our ability to seamlessly integrate all of our product and service offerings and develop adequate selling capabilities in new markets. Failure in this regard may significantly impair our potential revenue as well as negatively impact our operating results if the additional costs are not offset by additional revenues. We may not be successful in either developing or acquiring these enhancements and new products and services or effectively bringing them to market.

Furthermore, uncertainties about the timing and nature of new services or technologies, or modifications to existing services or technologies, or changes in customer usage patterns thereof, could increase our research and development or service delivery expenses or lead to our increased reliance on certain vendors. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and harm our business.

If the Company has overestimated the size of its total addressable market, our future growth rate may be limited.

It is difficult to accurately estimate the size of the conversational AI services markets and predict with certainty the rate at which the market for BotMakers services will grow, if at all. While our market size estimate was made in good faith and is based on assumptions and estimates the Company believes to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

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BotMakers will rely on third parties, including public sources, for data, information and other products and services, and our relationships with such third parties may not be successful or may change, which could adversely affect our results of operations.

BotMakers products and services will rely upon data, information, and services obtained from third-party providers and public sources. Such data, information, and services are made available to potential customers or are integrated for potential customers’ use through information and technology solutions provided by BotMakers and third-party service providers. We may have commercial relationships with third-party providers whose capabilities complement BotMakers, and, in some cases, these providers could also be competitors. The priorities and objectives of these providers, particularly those that are competitors, may differ from BotMakers, which may make us vulnerable to unpredicted price increases, unfavorable licensing terms and other adverse circumstances. Agreements with such third-party providers periodically come up for renewal or renegotiation, and there is a risk that such negotiations may result in different rights and restrictions, which could impact or eliminate customers’ use of the content. In addition, as the number of products and services in our planned markets increases and the functionality of these products and services further overlaps with third-party products and services, we may become increasingly subject to claims by a third party that BotMakers products and services infringe on such party’s IP rights. Moreover, providers that are not currently competitors may become competitors or be acquired by or merge with a competitor in the future, any of which could reduce BotMakers access to the information and technology solutions provided by those companies. If we do not maintain, or obtain the expected benefits from, relationships with third-party providers or if a substantial number of third-party providers or any key service providers were to withdraw their services, we may be less competitive, our ability to offer products and services to customers may be negatively affected, and results of operations could be adversely impacted.

BotMakers ability to introduce new features, integrations, capabilities, and enhancements is dependent on adequate research and development resources. If we do not adequately fund BotMakers research and development efforts, or if our research and development investments do not translate into material enhancements to BotMakers products and services, BotMakers may not be able to compete effectively, and our business, financial condition, results of operations and prospects may be adversely affected.

To remain competitive, BotMakers in the future, may develop new features, integrations, and capabilities to BotMakers current line of products and services. Maintaining adequate research and development resources, such as the appropriate personnel and development technology, to meet the demands of the market is essential. If BotMakers is unable to develop features, integrations, and capabilities internally due to certain constraints, such as lack of management ability, or a lack of other research and development resources, our business may be harmed.

Moreover, research and development projects can be technically challenging and expensive. The nature of these research and development cycles may cause us and BotMakers to experience delays between the time we incur expenses associated with research and development and the time we are able to offer compelling features, integrations, capabilities, and enhancements and generate revenue, if any, from such investment. Anticipated demand for a feature, integration, capability, or enhancement we are developing could decrease after the development cycle has commenced, and we would nonetheless be unable to avoid substantial costs associated with the development of any such feature, integration, capability, or enhancement. Additionally, we may experience difficulties with software development, design, or marketing that could affect the length of these research and development cycles that could further delay or prevent our development, introduction, or implementation of features, integrations, capabilities, and enhancements. If we expend a significant amount of resources on research and development and our efforts do not lead to the successful introduction or improvement of features, integrations, and capabilities that are competitive, our business, results of operations, and financial condition could be adversely affected.

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Further, competitors may expend more on their respective research and development programs or may be acquired by larger companies that would allocate greater resources to our competitors’ research and development programs or our competitors may be more efficient or effective in their research and development activities. Failure to maintain adequate research and development resources or to compete effectively with the research and development programs of potential competitors would give an advantage to such competitors and may harm our future business, results of operations, and financial condition.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows.

Successful implementation of its business strategy depends on the successful purchase of BotMakers. The state of the conversational AI industry and numerous other factors that may be beyond its control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

●	The competitive environment in the conversational AI sector that may force us to reduce prices below the optimal pricing level or increase promotional spending;
●	The inability of the Company to raise funds in this Offering in order to complete the purchase of BotMakers;
●	Its ability to anticipate changes in consumer preferences and to meet customers’ needs for AI products in a timely cost effective manner; and
●	Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and because the Company does not currently have any copyright protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues.

Since it has no copyright protection, unauthorized persons may attempt to copy aspects of its business, including its product design or functionality, services or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company’s proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce future company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations. As a result, an investor could lose his or her entire investment.

The Company may be unable to keep pace with changes in the industries that the Company plans to serve and advancements in technology as our business and market strategy evolves.

As changes in the industries the Company plans to serve occur or macroeconomic conditions fluctuate the Company may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. The Company plans to also make investments in existing and/or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

As our business and market strategy evolves, the Company may need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, such as adaptive learning technologies, better and more interactive products and the Company’s accessibility standards. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that the Company will be able to respond successfully to technological change.

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A disruption in online service would cease or suspend service.

The Company cannot guarantee that BotMakers conversational AI services will operate without interruption or error. The Company will be bound only by a best efforts obligation as regards the operation and continuity of service. Although it is not to be liable for the alteration or fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of BotMakers products and services, disruption of online services would adversely affect its business, financial conditions, results of operations and cash flows.

Downturns in the economy could adversely affect demand for our future services.

Significant, extended negative changes in domestic and global economic conditions that impact future customers transported by us and may have an adverse effect on our operating results, financial condition or liquidity. Declines in economic growth or the stock market and related industries all could result in reduced revenues.

Issues in the use of artificial intelligence (including machine learning) in our analytical tools may result in reputational harm or liability.

Conversational AI is or will be enabled by or integrated into our products and services and will be a significant and potentially growing element of our business. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. Further, there is a risk that AI algorithms may be flawed and datasets may be insufficient of poor quality or contain biased information. In addition, inappropriate or controversial data practices by data scientists, engineers, and end-users of our proposed systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Further, some AI scenarios may present ethical issues. Though our planned technologies and business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

Our potential use of any “open-source” software under restrictive licenses could: (i) adversely affect our ability to license and commercialize certain elements of proprietary code base on the commercial terms of our choosing; (ii) result in a loss of our trade secrets or other intellectual property rights with respect to certain portions of that proprietary code; and (iii) subject us to litigation and other disputes.

The Company may incorporate certain third-party “open source” software (“OSS”) or modified OSS into elements of our code base in connection with the development of Company products and services. In general, this OSS will be incorporated and be used pursuant to ‘permissive’ OSS licenses, which are designed to be compatible with our use and commercialization of our own code base. Under these restrictive OSS licenses, we could be required to release to the public the source code of certain elements of our software that: (i) incorporate OSS or modified OSS in a certain manner; and (ii) have been conveyed or distributed to the public, or with which the public interacts. Although we will monitor our use of OSS, in addition to the use of OSS that we are aware of, there is a risk that OSS will be inadvertently or impermissibly incorporated into our software, including by our developers or service providers. In some cases, we may be required to ensure that elements of our software are licensed to the public on the terms set out in the relevant OSS license or at no cost. This could allow competitors to use certain elements of our software on a relatively unrestricted basis or develop similar software at a lower cost. In addition, open-source licensors generally do not provide warranties for their open-source software, and the open-source software may contain security vulnerabilities that we must actively manage or patch. It may be necessary for us to commit substantial resources to remediate our use of OSS under restrictive OSS licenses, for example by engineering alternative or work-around code.

There is an increasing number of open-source software license types, and the terms under many of these licenses are unclear or ambiguous and have not been interpreted by U.S. or foreign courts, and therefore, the potential impact of such licenses on our business is not fully known or predictable. As a result, these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our own code (and in particular the elements of our code which incorporates OSS or modified OSS). Furthermore, we could become subject to lawsuits or claims challenging our use of open-source software or compliance with open-source license terms. If unsuccessful in these lawsuits or claims, we could face IP infringement or other liabilities, be required to seek costly licenses from third parties for the continued use of third-party IP, be required to re-engineer elements of our code base (e.g., for the sake of avoiding third-party IP infringement), discontinue or delay the use of infringing aspects of our code base (such as if re-engineering is not feasible), or disclose and make generally available, in source code form, certain elements of our code. Any such re-engineering or other remedial efforts could require significant additional research and development resources, and we may not be able to successfully complete any such re-engineering or other remedial efforts.

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More broadly, the use of OSS can give rise to greater risks than the use of commercially acquired software, since open-source licensors usually limit their liability in respect of the use of the OSS, and do not provide support, warranties, indemnifications or other contractual protections regarding the use of the OSS, which would ordinarily be provided in the context of commercially acquired software.

Any of the foregoing could adversely impact the value of certain elements of our planned code base, and its ability to enforce its intellectual property rights in such code base against third parties. In turn, this could materially adversely affect our business, financial condition, results of operations and prospects.

We may not be able to adequately obtain, maintain, protect and enforce our future proprietary and intellectual property rights in BotMakers data or technology.

Ours and BotMakers, success depends in part on our and our potential licensors’ success in obtaining and maintaining effective intellectual property protection. We may be unsuccessful in adequately protecting our future intellectual property. We may not be able to file, prosecute, maintain, enforce or license all necessary or desirable intellectual property applications at a reasonable cost or in a timely manner, or in all jurisdictions. Any failure to obtain or maintain patent and other intellectual property protection may harm our business, financial condition and results of operations.

The Company plans to depend on BotMakers technology, intellectual property and services for our success and ability to compete. We expect to rely on a combination of non-disclosure and confidentiality agreements with our employees, consultants and other parties with whom the Company has relationships and who may have access to confidential or other protectable aspects of our research and development outputs, as well as trademark, copyright, patent and trade secret protection laws, to protect our rights. We cannot guarantee employees, consultants, or other parties will comply with confidentiality, non-disclosure, or invention assignment agreements or that such agreements will otherwise be effective in controlling access to and distribution of BotMakers products and services, or certain aspects of BotMakers products and services, and information. Additionally, we may be subject to claims from third parties challenging our ownership interest in or inventorship of intellectual property we regard as our own, for example, based on claims that its agreements with employees or consultants obligating them to assign intellectual property to us are ineffective or in conflict with prior or competing contractual obligations to assign inventions to another employer, to a former employer, or to another person or entity. Further, these agreements may not prevent our competitors from independently developing products and services that are substantially equivalent or superior to BotMakers products and services. Additionally, certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.

We may rely upon trademarks to build and maintain the integrity of our brands. Our trademarks or trade names may be challenged, infringed, circumvented, declared unenforceable or determined to be violating or infringing on other intellectual property rights. We may not be able to sufficiently protect or successfully enforce our rights to these trademarks and trade names.

Current law may not provide for adequate protection of our or BotMakers data or technology. In addition, legal standards relating to the validity, enforceability, and scope of protection of proprietary rights in internet-related businesses are uncertain and evolving, and changes in these standards may adversely impact the viability or value of our future proprietary rights. Some license provisions protecting against unauthorized use, copying, transfer, and disclosure of BotMakers technology, or certain aspects of BotMakers technology, or BotMakers data may be unenforceable under the laws of certain jurisdictions. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our data or technology, or certain aspects of our data or technology, may increase. Further, competitors, foreign governments, foreign government-backed actors, criminals, or other third parties may gain unauthorized access to our data and technology. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

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To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by our customers or third parties. Litigation may be necessary in the future to enforce our intellectual property rights. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of BotMakers products and services, impair the functionality of BotMakers products and services, delay introductions of new features, integrations, and capabilities, result in our substituting inferior or more costly technologies, or injure our reputation. In addition, we may be required to license additional technology from third parties to develop and market new features, integrations, and capabilities, and we cannot be certain that we could license that technology on commercially reasonable terms or at all, and our inability to license this technology could harm our ability to compete.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the Units being offered, and all the warrants are exercised our net proceeds (after our estimated offering expenses of $10,000) will be $9,990,000.

We will use these net proceeds for the following:

	Units Sold and Warrants Exercised	Units Sold and Warrants Exercised	Units Sold and Warrants Exercised	Units Sold and Warrants Exercised
Stock Offered (% Sold)	100%	75%	50%	25%
Gross Offering Process	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Offering Expenses	10,000	10,000	10,000	10,000
Net Proceeds	9,990,000	7,490,000	4,990,000	2,490,000

Principal Uses of Proceeds
18 Month Payroll and Salary, CEO, CFO, COO	900,000	900,000	500,000	215,000
24 Month Marketing and Advertising	1,500,000	750,000	500,000	325,000
Programming and Product Development	700,000	250,000	250,000	250,000
Technology Licensing	250,000	250,000	150,000	150,000
Celebrity and Online Influencer Marketing	244,000	200,000	100,000	-
24 Month SEC filling fees	360,000	360,000	360,000	45,000
Audits, Transfer Agent Fees, Compliance	150,000	140,000	79,000	50,000
BQST Acquisition Cost(1)(2)	215,000	215,000	215,000	215,000
24 Months Legal Fees	81,000	60,000	46,000	-
Working Capital	600,000	600,000	300,000	-
Amount Unallocated	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Total Principal Uses of Net Proceeds	$10,000,000	$7,500,000	$5,000,000	$2,500,000

(1)	The acquisition cost will go towards the repayments of debts, which total approximately $250,000. The current outstanding debt amounts to approximately $250,000. The Company plans to allocate 50% of the first $500,000 raised to the retirement of the debt and the other 50% to the other principal uses of proceeds There are no material terms to the outstanding debts, these debts are outstanding invoices from service providers that the Company has incurred over the past several years. In order to complete the acquisition of BotMakers the Company needs to raise the funds for the acquisition cost as agreed and there is no guarantee that the Company will be able to raise the initial funds or the funds to pay the acquisition cost, in order to pay the full Purchase Price. If the Company fails to raise the full Purchase Price, the Company may seek additional financing from other sources in order to support the intended use of proceeds as discussed below.
(2)	On April 1, 2024, BotMakers, Inc., paid $35,000 out of the $250,000 purchase price thereby leaving $215,000 remaining to be paid.
(3)	Any line-item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Units offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Units, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors and which may include amounts required to pay officers’ salaries, bonuses, accrued or deferred compensation, consulting fees, professional fees, ongoing financial costs, computer equipment costs, office-related expenses and other corporate expenses. None of the proceeds will be used for payments to officers and directors of the Company or its subsidiaries, except as set forth in the preceding sentence. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources, such as debt, or equity financing, in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

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If you purchase Units in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each Unit in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of April 30, 2024 was $(626,982) or $(0.0546) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this offering (after deducting estimated offering expenses of $10,000):

If we Sell at $1.00 per Unit ($1.00 per share) for a total of $5,000,000 raised and the issuance of 5,000,000 common shares:

Percentage of Units offered that are sold	100%	75%	50%	25%
Price to the public charged for each Unit in this offering	$1.00	$1.00	$1.00	$1.00
Historical net tangible book value per share as of April 30, 2024 (1)	(.00546)	(.00546)	(.00546)	(.00546)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.3199)	(.2596)	(.1885)	(.1035)
Net tangible book value per share, after this offering	.2653	.2050	.1339	.0489
Dilution per share to new investors	.7347	.7950	.8661	.9511

(1)	Based on net tangible book value as of April 30, 2024 of $(626,982) and 11,485,230 outstanding shares of Common stock as of July 25, 2024.
(2)	Without deducting estimated offering expenses from the Offering.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as the Company has material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Subscription Price

The Subscription Price is $1.00 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on the earlier of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement; or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements, over a maximum period of 3 years, starting from the date of qualification of this Offering Statement.

Procedures for Subscribing

When you decide to subscribe for Offered Units in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account maintained by the Company.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Company account, the Company has the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer the Units on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Separability of the Units

Each Unit consists of one common share and one Class A Warrant, which may be immediately separated at the option of the Unit holder. Any Units that have not been separated 365 days from the closing date of the offering will automatically separate into their common and warrant components.

We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards.

The purchase price for the Units will be payable in full upon subscription. The Company has no required minimum offering amount for this offering and therefore there is no escrow agent.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Units in any jurisdiction where action for that purpose is required. Our Units may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Units in any jurisdiction in which such an offer or solicitation would be unlawful.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had no revenues from operations in each of the last two fiscal years, and in the current fiscal year.

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Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire deployment of BotMakers current products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit experts in the field as well as scout experienced firms to assist in the marketing and distribution of our planned conversational AI tools and products.

The Company plans to operate as a conversational AI company specializing in interactive conversations with virtual humans. Our operations plan encompasses the key aspects of our business activities, including production, service delivery, customer support, and quality control measures.

0-3 Months

Our plan for the first 90 days of operations is to completely retire the debt owed to complete the acquisition, the current outstanding debt amounts to approximately $250,000. The Company plans to allocate 50% of the first $500,000 raised to the retirement of the debt and the other 50% to the other principal uses of proceeds (See – Use of Proceeds). We then plan to begin a nationwide marketing campaign involving direct mail and warm leads contacts, YouTube Facebook and Google ads. The Company has allocated $200,000 for the national advertising rollout. In addition the company anticipates beginning to pay salaries, TA fees, and other operational expenses that will be incurred as a regular course of business.

4-6 Months

The Company will begin development of a backbone implementation of conversational AI services that will require at least 1,000 hours of programming which will cost roughly $125,000.

7-9 Months

The Company will then hire a full team direct sales team of professional B2B sales agents. The minimum annual salary of a certified sales agent is expected to be $120,000 and the Company plans to hire 3 spaced out over a period of a year.

10-12 Months

The Company plans to open a corporate call center to focus on small business and organizational AI initiatives. The cost of this endeavor is estimated to be $35,000.

In the event we do not sell all of the Units being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company expects to increase the number of employees at the corporate level.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Working Capital	April 30, 2024	April 30, 2023
Cash	$5,914	$31
Current Assets	5,914	31
Current Liabilities	632,896	553,685
Working Capital (Deficit)	$(626,982)	$(553,654)

Cash Flows	April 30, 2024	April 30, 2023
Cash Flows provided by (used in) Operating Activities	$(62,689)	$(75,110)
Cash Flows provided by Financing Activities	35,000	20,000
Cash Flows provided by Investing Activities	-	-
Net Increase (decrease) in Cash During Period	$(27,689)	$(55,110)

Results for the year ended April 30, 2024 compared to the year ended April 30, 2023

Operating Revenues

The Company did not have revenue for the years ended April 30, 2024 and 2023.

Cost of Revenues

The Company did not have cost of revenues for the years ended April 30, 2024 and 2023.

Gross Profit

The Company did not have any profit for the years ended April 30, 2024 and 2023.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, and legal and accounting expenses. For the year ended April 30, 2024 general and administrative expenses were $17,427 compared to $(10,543) for the year ended 2023. The primary expenses for 2024 were for professional fees.

Other Income (Expense)

The Company did not have any other income (expense) for the years ended April 30, 2024, and 2023.

Net Income (loss)

The net loss for the year ended April 30, 2024 was $123,328 compared to $140,664 for the year ended April 30, 2023.

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Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At April 30, 2024, the Company had total current assets of $5,914 compared to $31 at April 30, 2023. Current assets consisted primarily of cash. At April 30, 2024, the Company had total current liabilities of $632,896 compared to $553,685 at April 30, 2023. Current liabilities consisted primarily of accounts payable and accrued liabilities. The increase in our current liabilities was attributed to the increase in accounts payable and accrued liabilities.

We had negative working capital of $626,982 as of April 30, 2024.

Cash flow from Operating Activities

During the year ended April 30, 2024, cash used in operating activities was $(62,689) compared to $(75,110) for the year ended April 30, 2023. The decrease in the amounts of cash used in operating activities was primarily due to the decrease in net loss to $(123,328) from $(140,664), in 2024 and 2023 respectively, and a stock based compensation of $50,000.

Cash flow from Financing Activities

For the year ended April 30, 2024, cash provided by financing activity was $35,000 compared to $20,000 provided during the year ended April 30, 2023.

Going Concern

The Company has not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, the Company has included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company is a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a Stockholders’ Deficit at April 30, 2024 of $626,982 as its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

On March 21, 2024, AI Callers, Inc., a yet to be formed company in the AI industry (the “Company”) with a yet to be formed, planned conversational AI subsidiary BotMakers, Inc., both to be operated by Ms. Sella Hall, entered into a letter of intent with the Company; wherein, the Company agreed to issue approximately 105,000,000 shares of Common and Preferred Stock and to the raising of $10,000,000 through the sale of equity, $250,000 of which will be used to reduce the BioQuest’s outstanding debts and the rest will be used as working capital for BotMakers, in return for 100% of BotMakers shares (“BotMakers Agreement”). As part of the BotMakers Agreement the Company will be authorizing and designating a class of Preferred Stock that will be issued to BotMakers.

The foregoing description of the BotMakers Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 6.5 to this Regulation A Offering and is incorporated herein by reference.

On April 18, 2024, AI Callers, Inc., and BotMakers AI, Inc., were formed as sole proprietorships, by Ms. Sella Hall, in Texas, in order to enter to reserve the names with the intent on becoming conversational AI companies that develop solutions for business and organizations to utilize conversational AI technology. On May 9, 2024, Ms. Hall decided to formally incorporate the name AI Callers, Inc. in Texas. Upon entering into negotiations with BQST the BotMakers name was preferred and presented as a part of AI Callers, Inc. On June 24, 2024, AI Callers, Inc., officially changed its name in Texas to BotMakers, Inc. As of this Offering the final transaction agreement has not been finalized or executed.

On April 1, 2024, BotMakers paid the Company $35,000 as a first payment towards the total of $250,000 purchase price. The current outstanding debt amounts to approximately $250,000. The Company plans to allocate 50% of the first $500,000 raised to the retirement of the debt and the other 50% to the other principal uses of proceeds (See – Use of Proceeds).

The vision of BioQuest is to acquire BotMakers and its Conversational AI technology. BioQuest, through BotMakers, desires to provide users with an innovative AI platform that utilizes voice calling AI, text messaging and chatbots.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of April 30, 2024, the Company has a net loss of $123,328, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

During the year ended April 30, 2024, the Company has net cash used in operating activities of $62,689 as well as stock based compensation of $50,000 and a net loss of $123,328. The Company raised $35,000 from financing activities in the year ended April 30, 2024, which resulted in a negative working capital of $626,982, as of April 30, 2024. If the Company is unable to raise additional adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of acquiring BotMakers Inc., and then further operating BotMakers successfully in the future.

Since inception, the Company has financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

The Company has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Contractual Obligations

As a “smaller reporting company,” we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. The Company has identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. The Company believes the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, our company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

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Revenue Recognition

The Company will recognize revenue pursuant to Accounting Standards Codification (ASC) 606, which requires revenue to be recognized at an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company’s customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

Revenue will be recognized for the Company’s wholesale customers’ sales when the Company ships the product from its inventory facility. Revenue will be recognized by the Company for e-commerce sales at the time the merchandise is shipped from our inventory facility. Customers will typically receive goods within four days of shipment. Amounts related to shipping and handling that are billed to customers are reflected in revenues, and the related costs are reflected in cost of revenues. Taxes collected from customers and remitted to governmental authorities are presented in the statements of operations on a net basis. The nature of the Company’s business allows for customers to return previously purchased goods for a return or exchange which may result in a reduction of the Company’s revenues. These sales returns will not be significant to the Company’s revenues in the accompanying financial statements.

Share-based Compensation

Our company follows the provisions of FASB Accounting Standards Codification (“ASC”) 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the year. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As our company has a loss for the years ended April 30, 2024, and 2023 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

Our company accounts for income taxes pursuant to ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Our company maintains a valuation allowance with respect to deferred tax assets. Our company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration our financial position and results of operations for the current year. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward year under the Federal tax laws. Changes in circumstances, such as our company generating taxable income, could cause a change in judgment about the realization of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

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Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Our company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts our company could realize in a current market exchange. As of April 30, 2024, and 2023, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

Our company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use. For the periods ended April 30, 2024, and 2023, no events or circumstances occurred for which an evaluation of the alternative future use of patent or intellectual property was required.

Impairment of Long-Lived Assets

Our company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the years ended April 30, 2024, and 2023, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Actual results could differ from those estimates made by management.

BioQuest Corp.

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Corporate History

Our Corporate History and Background

BioQuest Corp. (the “Company,” “BQST,” “we,” “us” or “our”) was incorporated in Nevada on May 17, 2011, under the name of Renaissance Films Inc. and intended to produce documentary films. On September 26, 2011, the Company changed its name to Sedition Films Inc.

On April 7, 2014, the Company experienced a change in control. Conseil Plumage Blanc Ltd. (“CPB”) acquired a majority of the issued and outstanding common stock of the Company in accordance with a stock purchase agreement by and between CPB and Jesse Lawrence, the Company’s former director and majority shareholder. On the closing date, April 7, 2014, pursuant to the terms of the Stock Purchase Agreement, CPB purchased from Jesse Lawrence 4,000,000 shares of the Company’s outstanding common stock for $375,000. As a result of the change in control, CPB owned a total of 4,000,000 shares of the Company’s common stock representing 74%.

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On April 9, 2014, Mr. Jesse Lawrence resigned as the Company’s director, and all other positions held by him. The resignation was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. On the same date, Mr. Philippe Germain and Mr. Antonio Treminio were appointed as directors.

On June 20, 2014, FINRA granted final approval of Change of Name, a 10:1 Forward Stock Split & Ticker Symbol of the Corporation from Sedition Films Inc. to SELECT-TV SOLUTIONS INC., with the new Ticker Symbol of “SELT”. Said approval was predicated upon Select-TV Solution Inc.’s approved Corporate changes in its domicile of Nevada. The new Ticker Symbol became effective on July 21st, 2014.

On July 7, 2014, the company’s shareholders appointed Mr. Geoffrey P. Mott as the Company’s Chief Executive Officer.

On July 31, 2014, the Company and Select-TV Solutions (USA), Inc. entered into a binding merger agreement whereby all of the right, title, and interest in all of the assets, properties, and associated rights that are used or held for use of Select-TV Solutions (USA), Inc. be automatically transferred to the Company free and clear of any and all liens. The assets of Select-TV Solutions (USA), Inc. consist primarily of its sublicense giving it the right to carry on the Select-TV Business, Intellectual Property, Trademarks, trade Names and Copyrights and Trade Secrets.

On August 29, 2014, Antonio Treminio resigned as a director. Additionally, on this date, Mr. Eric Gareau and Mr. Christian Trudeau were added to the board of directors.

On February 19, 2015, our wholly owned subsidiary, Select-TV USA Holdings, Inc. entered into an Asset Purchase Agreement with JIFM Holdings, LLC (“JIFM”).

On March 1, 2015, our wholly owned subsidiary, Select-TV USA Holdings, Inc. entered into an Asset Purchase Agreement with MyStay, Inc. (“MyStay”) and Brooks Pickering for the immediate sale of certain assets of MyStay.

On May 16, 2019, the District Court of Clark County issued a Court Order Granting Application for the Appointment of Joseph Arcaro as Custodian of the Company (“Court Order”).

On May 23, 2019, the Company was reinstated and brought back to good standing with the State of Nevada, as required by the Court Order by its sole officer and director, Joseph Arcaro.

On August 6, 2019, our sole officer and director, submitted to the District Court of Clark County the quarterly report as requested; wherein, it states that Mr. Arcaro had completed the requested actions of the court on behalf of the Company.

On October 10, 2019, Pillar Marketing Group, Inc., an California Corporation, acquired control of Two Hundred Seventy Million (270,000,000) shares of the Common Stock of the Company, representing approximately 60% of the Company’s total issued and outstanding Common Stock, from Algonquin Partners, Inc., a California Corporation, in exchange for $140,000, per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between Algonquin Partners, Inc., and Pillar Marketing Group, Inc.

On October 10, 2019, Mr. Joseph Acaro, resigned from all of his positions with the Company and appointed Thomas Hemingway to the Company’s Board of Directors and as the Company’s Chief Executive Officer

On October 10, 2019, Michael Krall was appointed as the Company’s President and to the Company’s Board of Directors.

On October 10, 2019, David Noyes was appointed as the Company’s Chief Financial Officer.

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On October 10, 2019, Robert Orbach was appointed as the Company’s Independent Director and to the Company’s Board of Directors.

On October 10, 2019, Jeffery Donnell was appointed as the Company’s Executive Vice President and to the Company’s Board of Directors.

On October 11, 2019, the Company, with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of Nevada. As a result of the Certificate of Amendment, the Company has, among other things, (i) changed its name to “BioQuest, Corp.”, and (ii) authorized a Reverse split (the “Reverse Split”) of its issued and authorized common shares, whereby every Two Thousand (2,000) old shares of common stock was exchanged for One (1) new share of the Company’s common stock. As a result, once the Reverse Split is declared effective by the Financial Industry Regulatory Authority (“FINRA”), the issued and outstanding shares of common stock will decrease from Four Hundred Seventy Four Million Two Hundred Fifty Four Thousand Five Hundred Eighty Five (474,254,585) common shares prior to the Reverse Split to Two Hundred Thirty Seven Thousand Two Hundred Thirty Three (237,233) common shares following the Reverse Split. Fractional shares will be rounded upward. The Reverse Split shares are payable upon the surrender of certificates to the Company’s transfer agent.

On November 14, 2019, FINRA approved of our proposed corporate action, changing the Corporate name, 2,000 to 1 Reverse Split and Symbol Change.

The Company had previously intended to market, package, and distribute Hemp-CBD based products. Our mission was to Create High End, Unique Content and aggregate all relevant CBD content in the Nutraceutical and Pharmaceutical markets. In 2022, after the effects of Covid, the Company decided to change direction and to pursue an acquisition partner.

BotMakers Corporate History and LOI

On March 21, 2024, AI Callers, Inc., a yet to be formed company in the AI industry (the “Company”) with a yet to be formed, planned conversational AI subsidiary BotMakers, Inc., both to be operated by Ms. Sella Hall, entered into a letter of intent with the Company; wherein, the Company agreed to issue approximately 105,000,000 shares of Common and Preferred Stock, and to the raising of $10,000,000 through the sale of equity, $250,000 of which will be used to reduce the BioQuest’s outstanding debts and the rest will be used as working capital for BotMakers, in return for 100% of BotMakers shares (“BotMakers Agreement”).

As part of the BotMakers Agreement the Company will be authorizing and designating a class of Preferred Stock that will be issued to BotMakers.

The foregoing description of the BotMakers Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 6.5 to this Regulation A Offering and is incorporated herein by reference.

On April 18, 2024, AI Callers, Inc., and BotMakers AI, Inc., were formed as sole proprietorships, by Ms. Sella Hall, in Texas, in order to enter to reserve the names with the intent on becoming conversational AI companies that develop solutions for business and organizations to utilize conversational AI technology. On May 9, 2024, Ms. Hall decided to formally incorporate the name AI Callers, Inc. in Texas. Upon entering into negotiations with BQST the BotMakers name was preferred and presented as a part of AI Callers, Inc. On June 24, 2024, AI Callers, Inc., officially changed its name in Texas to BotMakers, Inc. As of this Offering the final transaction agreement has not been finalized or executed.

On April 1, 2024, BotMakers paid the Company $35,000 as a first payment towards the total of $250,000 purchase price. The current outstanding debt amounts to approximately $250,000. The Company plans to allocate 50% of the first $500,000 raised to the retirement of the debt and the other 50% to the other principal uses of proceeds (See – Use of Proceeds).

On April 1, 2024, Corinda J. Melton was appointed as the Company’s Independent Director and to the Company’s Board of Directors.

BUSINESS

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The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

DESCRIPTION OF BUSINESS

Business Overview

The vision of BioQuest is to acquire BotMakers. BioQuest, after the acquisition of BotMakers, plans to provide users with BotMakers innovative AI platform that utilizes voice calling AI, text messaging and chatbots.

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To distinguish from competitors, BotMakers plans to work with celebrities and influencers in an effort to establish the BotMakers brand as a solution for AI powered business communications.

Our principal executive office is located at 4750 Campus Drive, Newport, CA 92660. The telephone number at our principal executive office is (714) 978-4425. Our website is www.bioquestcorp.com, and our email address is business@bioquestcorp.com. BotMakers website is www.BotMakers.ai and www.aicallers.us.

Our fiscal year end is April 30.

Our company is in the development stage and has generated no revenue.

On November 1, 2019, the Company entered into an Employment Agreement with Thomas Hemingway(“Hemingway Agreement”). The Hemingway Agreement hires Mr. Hemingway to serve as the Chief Executive Officer of the Company and is for an initial term of five (5) years. The Hemingway Agreement can thereafter be extended for an additional five (5) years provided that neither party gives written notice of intent not to extend within sixty (60) days prior to the end of the initial term. The Company agrees to give Mr. Hemingway a base salary of $240,000 per year, beginning April 1, 2020 and a one-time adjustment on August 1, 2020, 2,875,000 shares of common stock beginning on November 1, 2019 (post reverse split). The Hemingway Agreement contains a severance payment that occurs upon the occurrence of a change of control; wherein, the Company shall pay the executive all accrued and unpaid salary and other compensation payable, all accrued and unused vacation and sick pay payable, lastly severance pay in the amount equal to twenty-four (24) month’s salary based upon the then existing salary of the executive. The Hemingway Agreement contains customary clauses for termination. The Hemingway Agreement was placed on hold and is no longer accruing any amounts owing or compensation since October 31, 2021. The Hemingway Agreement may be reinstated or completely cancelled in the future, upon a board resolution by the directors of the Company “See Note 4 of the Financial Statements”.

On November 1, 2019, the Company entered into an Employment Agreement with Michael Krall (“Krall Agreement”). The Krall Agreement hires Mr. Krall to serve as the President and Chief Operating Officer of the Company and is for an initial term of five (5) years. The Krall Agreement can thereafter be extended for an additional five (5) years provided that neither party gives written notice of intent not to extend within sixty (60) days prior to the end of the initial term. The Company agrees to give Mr. Krall a base salary of $240,000 per year, beginning April 1, 2020 and a one-time adjustment on August 1, 2020 and 2,550,000 shares of common stock beginning on November 1, 2019 (post reverse split). The Krall Agreement contains a severance payment that occurs upon the occurrence of a change of control; wherein, the Company shall pay the executive all accrued and unpaid salary and other compensation payable, all accrued and unused vacation and sick pay payable, lastly severance pay in the amount equal to twenty-four (24) months’ salary based upon the then existing salary of the executive. The Krall Agreement contains customary clauses for termination. The Krall Agreement was placed on hold and is no longer accruing any amounts owing or compensation since October 31, 2021. The Krall Agreement may be reinstated or completely cancelled in the future, upon a board resolution by the directors of the Company “See Note 4 of the Financial Statements”.

On November 1, 2019, the Company entered into an Employment Agreement with David P. Noyes (“Noyes Agreement”). The Noyes Agreement hires Mr. Noyes to serve as the Chief Financial Officer of the Company and is for an initial term of (5) years. The Noyes Agreement can thereafter be extended for an additional three (3) years provided that neither party gives written notice of intent not to extend within sixty (60) days prior to the end of the initial term. The Company agrees to give to Mr. Noyes a base salary of $180,000 per year, beginning April 1, 2020 and a one-time adjustment on August 1, 2020 and 750,000 shares of common stock beginning on November 1, 2019 (post reverse split). The Noyes Agreement contains a severance payment that occurs upon the occurrence of a change of control; wherein, the Company shall pay the executive all accrued and unpaid salary and other compensation payable, all accrued and unused vacation and sick pay payable, lastly severance pay in the amount equal to twelve (12) months’ salary based upon the then existing salary of the executive. The Noyes Agreement contains customary clauses for termination. The Noyes Agreement was placed on hold and is no longer accruing any amounts owing or compensation since October 31, 2021. The Noyes Agreement may be reinstated or completely cancelled in the future, upon a board resolution by the directors of the Company “See Note 4 of the Financial Statements”.

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On November 1, 2019, the Company entered into an Employment Agreement with Jeffrey Donnell (“Donnell Agreement”). The Donnell Agreement hires Mr. Donnell to serve as the Executive Vice President Operations of the Company and is for an initial term of three (3) years. The Donnell Agreement can thereafter be extended for an additional three (3) years provided that neither party gives written notice of intent not to extend within sixty (60) days prior to the end of the initial term. The Company agrees to give Mr. Donnell a base salary of $120,000 per year, beginning April 1, 2020 and a one-time adjustment on August 1, 2020 and 800,000 shares of common stock beginning on November 1, 2019 (post reverse split). Agreement contains a severance payment that occurs upon the occurrence of a change of control; wherein, the Company shall pay the executive all accrued and unpaid salary and other compensation payable, all accrued and unused vacation and sick pay payable, lastly severance pay in the amount equal to twelve (12) months’ salary based upon the then existing salary of the executive. The Donnell Agreement contains customary clauses for termination. The Donnell Agreement was placed on hold and is no longer accruing any amounts owing or compensation since October 31, 2021. The Donnell Agreement may be reinstated or completely cancelled in the future, upon a board resolution by the directors of the Company “See Note 4 of the Financial Statements”.

The foregoing descriptions of the Hemingway, Krall, Noyes and Donnell Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which were filed as Exhibit 6.1, Exhibit 6.2 , Exhibit 6.3 and Exhibit 6.4 to our Regulation A Offering on March 24, 2020, respectively, and are incorporated herein by reference.

The Employment Agreements were put on hold on September 30, 2021, upon settlement with officers for accrued compensation and other amounts owing for funds advanced to company. There are no amounts accruing on the Employment Agreements until approved by the Board of Directors. See Note 4 to the April 30, 2024 and 2023 financial statements.

BotMakers’ Products and Future Products

Any and all BotMakers products and services are currently complete and ready for and actively functioning in the market. If we are successful in acquiring BotMakers, the planned primary products and services include:

▪	AI-powered communication systems such as inbound and outbound conversational AI calling robots. These robots will use the technology of selected AI providers such as OpenAI, DALL-E and Playground AI engines. While these engines will be utilized in some manner, this is not an exhaustive list. These calling robots will use a series of written instructions called “prompts” as well as data scraped or digitally collected from specific websites chosen by the user. The purpose of this “scraping” is to provide dynamic data for the robots to use for reference while having intelligent conversations. The proprietary model we use to develop different products and services are called “code snapshots”. These “snapshots” are code snippets the company develops to make communication between different Customer Relationship Managment systems possible and inexpensive.

▪	Ready to Deploy AI powered chatbots. – These chatbots work off of the exact same code snapshots as the voice robots use with the only difference being that the conversational aspect is via a web based chat widget in the client’s website as opposed to a voice engine.

AI-powered Inbound and Outbound Conversational AI Calling Robots and Web Based AI Chatbots

Conversational AI refers to artificial intelligence technologies and systems designed to interact and communicate with users in natural language, both written and spoken. It enables machines to understand, process, and respond to human language inputs, simulating human-like conversations. Conversational AI systems can range from simple chatbots to more advanced virtual assistants capable of understanding context, sentiment, and intent. They are used across various applications such as customer service, healthcare, retail, and more, aiming to enhance user experience, automate tasks, and provide personalized interactions.

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Conservational AI Overview:

Conversational AI refers to the technology that enables machines to engage in natural, human-like conversations with users through text or speech interfaces. At its core, Conversational AI leverages various artificial intelligence (AI) techniques, including natural language processing (NLP), machine learning (ML), and deep learning, to understand user inputs, generate appropriate responses, and mimic human conversation patterns.

This technology powers chatbots, virtual assistants, voice assistants, and other interactive systems that can understand user queries, provide information, perform tasks, and even hold contextual dialogues. Conversational AI aims to bridge the gap between humans and machines by facilitating seamless and intuitive communication, ultimately enhancing user experiences across a wide range of applications and industries.

Conversational AI systems typically involve several components working together harmoniously. These include NLP algorithms that parse and comprehend user input, sentiment analysis tools that gauge user emotions, dialogue management systems that orchestrate the conversation flow, and ML models that continuously learn and improve based on user interactions.

These systems often integrate with backend databases, APIs, and other software to access relevant information and execute tasks on behalf of the user. From customer service and support to sales and marketing, Conversational AI finds applications in various domains, offering benefits such as 24/7 availability, scalability, efficiency, and personalized interactions. As advancements in AI and voice recognition technologies continue, Conversational AI is poised to play an increasingly pivotal role in shaping the future of human-machine interaction and service delivery.

Build upon BotMakers client relationships

BotMakers is building a customer base. Current clients of BotMakers include a casino party company in Houston, Texas and a children’s health website / magazine. This is an exhaustive list of BotMakers current clients. Both of these agreements are for BotMakers to provide a conversational AI agent and chatbot to the clients. The contracted fees are billed on a monthly basis and include the rate of $.08 per minute for AI agent calls. The casino party system has been launched and the children’s health company is currently writing the AI agent scripts that will serve to develop the AI prompts. Through the usage of conversational AI software, BotMakers has the ability to service any businesses that may have a need for conversational AI services. Key elements of BotMakers’ go to market strategy include:

●	widely commercializing a humanized conversational AI platform in the marketplace;

●	increasing enterprise client usage by market awareness campaigns and appearances at business trade shows across the Nation;

●	focusing on new strategic partners who bring enhanced complimentary technology and revenue to help us increase market share.

BotMakers is in formal negotiations with a social club and law firm in order to provide services of its conversational AI services. The negotiations with these companies are ongoing and BotMakers cannot assure that it will be able to reach a definitive agreement.

Marketing

The core marketing activities BotMakers is engaged in are targeted digital advertising campaigns and strategic parnterships. BotMakers is also leveraging social media and content marketing to engage with the target audience and drive user acquisition. BotMakers’ marketing strategy is focused on a combination of digital marketing, content marketing, and strategic partnerships to reach the target audience of active traders and investors. BotMakers approach will center around educating the market about the benefits of using AI-powered communications applications.

BotMakers’ target audience includes a diverse group of businesses seeking to engage with customers in a more efficient and time-saving manner.

BotMakers’ aims to capitalize on the integration of AI technology into business communications and marketing systems.

Competition

While the technology industry is competitive, BotMakers is focused on leveraging its conversational AI that gives the company the ability to offer customized communications services to businesses and their customers. By continuously marketing BotMakers AI technology, the company will strive to attract more customers.

Some of our most likely competitors are Synthflow, SimpleTalk and Echowin. Many of these companies have greater resources and market recognition than we or BotMakers currently have available. There is also a possibility of a larger entity trying to acquire many of the smaller companies in the industry, especially if regulatory uncertainties lessen. BotMakers plans on competing by offering AI calling agents and chatbots (which interact with customers, answering their questions and providing potential product guidance) that it believes meet customer demands, selling them at prices that are affordable in relation to other products in the marketplace. We cannot predict the likelihood of succeeding in these efforts.

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The Conversational AI Industry

The conversational AI industry focuses on the development and application of technologies that enable machines to interact with humans in natural language. This involves a combination of natural language processing (NLP), machine learning, speech recognition, and advanced analytics to create systems that can understand, interpret, and respond to human language in a way that is both meaningful and contextually relevant. The Company’s ability to enter into the conversational AI industry is dependent upon the Company’s acquisition of BotMakers, Inc., for which there is no guarantee that the Company will be able to complete the acquisition as described in the BotMakers Agreement.

Market Size and Trends

The global conversational AI market is experiencing significant growth, with its size expected to increase from approximately USD 13.2 billion in 2024 to nearly USD 49.9 billion by 2030, growing at a compound annual growth rate (CAGR) of around 24.9% (MarketsandMarkets) (Expert Market Research) (Grand View Research). This growth is driven by the increasing adoption of AI-powered customer support services, the advancement of natural language processing (NLP), and the integration of conversational AI with other emerging technologies like machine learning and cloud computing.

In the United States, the conversational AI market is a significant portion of the global market, primarily due to the presence of leading technology companies such as Microsoft, IBM, Google, and Amazon, which are heavily investing in the development and deployment of conversational AI solutions. North America, including the U.S., accounted for a substantial share of the global market, representing around 28.77% of the overall market in 2023 (Enderturing).

As a company that is based in the United States, it is our intention to focus the offering of BotMaker’s products to United States customers which represents around 28.77% of the global conversational AI market as stated by Enderturing.

The United States conversational AI market, particularly within the context of customer relationship management (CRM), is experiencing robust growth. In 2023, the market size was valued at approximately USD 2.09 billion and is projected to reach about USD 11.05 billion by 2030, growing at a compound annual growth rate (CAGR) of around 23.12% (Verified Market Research).

The Company’s ability to enter these markets is currently contingent upon the acquisition of BotMakers.

Regulation

Government Regulation

We are subject to a variety of domestic and foreign laws and regulations in the United States and abroad involving matters that are important to (or may otherwise impact) our various websites, such as broadband internet access, online commerce, privacy and data security, advertising, intermediary liability, consumer protection, taxation, worker classification and securities compliance. These domestic and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are continually evolving and can be subject to significant change. As a result, the application, interpretation and enforcement of these laws and regulations (and any amended, proposed or new laws and regulations) are often uncertain, particularly in the Internet industry, and may vary from jurisdiction to jurisdiction and over time, which could result in conflicts with the current policies and practices of our websites.

Because the Company plans to conduct substantially all of our business on the Internet, we are particularly sensitive to laws and regulations that could adversely impact the popularity or growth in use of the Internet and/or online products and services generally, restrict or otherwise unfavorably impact whether or how we may provide the Company and BotMakers products and services, regulate the practices of third parties upon which we rely to provide the Company and BotMakers products and services and/or undermine an open and neutrally administered Internet access. For example, in December 2017, the U.S. Federal Communications Commission adopted the Restoring Internet Freedom Order. This order, which was released in January 2018 and took effect in June 2018, reversed net neutrality protections in the United States that had been in place since 2015, including the repeal of specific rules against blocking, throttling or “paid prioritization” of content or services by Internet service providers. Also, Section 230 of the Communications Decency Act of 1996 (“Section 230”), which generally provides immunity for website publishers from liability for third party content appearing on their platforms and the good faith removal of third party content from their platforms that they may deem obscene or offensive (even if constitutionally protected speech), since its adoption has been (and continues to be) subject to a number of challenges. The immunities conferred by Section 230 could also be narrowed or eliminated through amendment, regulatory action or judicial interpretation. In 2018, the U.S. Congress amended Section 230 to remove certain immunities and most recently, in 2020, various members of the U.S. Congress introduced bills to further limit Section 230, and a petition was filed by a Department of Commerce entity with the Federal Communications Commission to commence a rulemaking to further limit Section 230. Any future adverse changes to Section 230 could result in additional compliance costs for us and/or exposure for additional liabilities.

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Because we anticipate receiving, storing and using a substantial amount of information received from or generated by our potential users and subscribers, we are also impacted by laws and regulations governing privacy, the storage, sharing, use, processing, disclosure and protection of personal data and data security, primarily in the case of our operations in the United States and the European Union and the handling of personal data of users located in the United States and the European Union. Recent examples of comprehensive regulatory initiatives in the area of privacy and data security include a comprehensive European Union privacy and data protection reform, the GDPR, which became effective in May 2018. The GDPR, which applies to certain companies that are organized in the European Union or otherwise provide services to (or monitor) consumers who reside in the European Union, imposes significant penalties (monetary and otherwise) for non-compliance, as well as provides a private right of action for individual claimants. The GDPR will continue to be interpreted by European Union data protection regulators, which may require us to make changes to our business practices and could generate additional risks and liabilities. The European Union is also considering an update to its Privacy and Electronic Communications Directive to impose stricter rules regarding the use of cookies.

In addition, in October 2015, the European Court of Justice (“ECJ”) invalidated the U.S.-EU Safe Harbor framework that had been in place since 2000 for the transfer of personal data from the European Economic Area (the “EEA”) to the United States, and on July 16, 2020, the ECJ invalidated the EU-U.S. Privacy Shield as an adequate safeguard when transferring personal data from the EEA to the U.S. These regulations continue to evolve and may ultimately require us to devote resources towards compliance and/or make changes to our business practices to ensure compliance, all of which could be costly. Also, the exit from the European Union by the United Kingdom could result in the application of new and conflicting data privacy and protection laws and standards to our operations in the United Kingdom and our handling of personal data of users located in the United Kingdom. At the same time, many jurisdictions abroad in which we do business have already or are currently considering adopting privacy and data protection laws and regulations.

Moreover, while multiple legislative proposals concerning privacy and the protection of user information are being considered by the U.S. Congress and various U.S. state legislatures, certain U.S. state legislatures have already enacted privacy legislation, one of the strictest and most comprehensive of which is the California Consumer Privacy Act of 2018, which became effective on January 1, 2020 (the “CCPA”). The CCPA provides new data privacy rights for California consumers and restricts the ability of certain of our websites to use personal California user and subscriber information in connection with their various products, services and operations. The CCPA also provides consumers with a private right of action for security breaches, as well as provides for statutory damages. In addition, on November 3, 2020, California voters approved Proposition 24, which amends certain provisions of the CCPA and became effective on January 1, 2023, will further restrict the ability of certain of our websites to use personal California user and subscriber information in connection with their various products, services and operations and/or impose additional operational requirements on such websites. Lastly, the U.S. Federal Trade Commission has also increased its focus on privacy and data security practices, as evidenced by the first-of-its-kind, $5 billion dollar fine against a social media platform for privacy violations in 2019. As a result, we could be subject to various private and governmental claims and actions in this area.

As a provider of certain subscription-based products and services, we are also impacted by laws or regulations affecting whether and how our websites may periodically charge users for membership or subscription renewals. For example, the European Union Payment Services Directive, which became effective in 2018, could impact the ability of certain of our websites to process auto-renewal payments for, as well as offer promotional or differentiated pricing to, users who reside in the European Union. Similar laws exist in the U.S., including the federal Restore Online Shoppers Confidence Act and various U.S. state laws, and legislative and regulatory enactments or amendments are under consideration in a number of U.S. states.

We are also sensitive to the adoption of new tax laws. The European Commission and several European countries have recently adopted (or intend to adopt) proposals that would change various aspects of the current tax framework under which certain of our European websites are taxed, including proposals to change or impose new types of non-income taxes (including taxes based on a percentage of revenue).

We are also subject to laws, rules and regulations governing the marketing and advertising activities of our various websites conducted by or through telephone, email, mobile digital devices and the Internet, including the Telephone Consumer Protection Act of 1991, the Telemarketing Sales Rule, the CAN-SPAM act and similar state laws, rules and regulations, as well as local laws, rules and regulations and relevant agency guidelines governing background screening.

Further, all of our websites could subject to the Americans with Disabilities Act (the “ADA”). The ADA does not explicitly address online compliance. With no specific coverage under the law, it usually falls to the courts to determine how ADA standards apply to websites-or whether they do at all.

Non-Government Regulation

From a non-Governmental standpoint, we also need to comply with policies and terms of service on various platforms, including but not limited to: Facebook, Facebook Ads, Instagram, Pinterest, Google Ads, Google Search, Twitter, TikTok, and YouTube.

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 4750 Campus Drive, Newport Beach, California 92660. This space is leased directly by the CEO of the Company who is reimbursed by the Company. Our telephone number is (714) 978-4425.

Employees

The Company has four full-time or part-time employees of our business or operations who are employed at will by BioQuest Corp. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

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Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our technology, databases, and our brand.

The Company plans to have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we will have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature the Company believes are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

The Company has determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. The Company has based our calculation of the percentage of beneficial ownership on 11,485,230 shares of the Company’s common stock outstanding on July 25, 2024.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership(2)
Directors and Officers:
Thomas Hemingway, CEO & Director	3,639,981	32%
David Noyes, CFO	1,201,233	10%
Michael Krall, President, & Director	3,231,867	28%
Jeffery Donnell, Vice President, Director	1,151,333	10%
Robert Orbach, Director	539,960	5%
Corinda J. Melton, Director	-	0%
All executive officers and directors as a group (6 persons)	9,764,374	85%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.
(2)	Based on 11,485,230 shares issued and outstanding as of July 25,2024.

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DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of July 25, 2024:

As of July 25, 2024, BioQuest Corp. had four full-time employees, and no part-time employees. The directors and executive officers of the Company as of July 25, 2024 are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Thomas Hemingway	CEO and Director	67	October 10, 2019	40
Michael Krall	President, COO and Director	72	October 10, 2019	40
Robert Orbach	Director	72	October 10, 2019	5
David Noyes	CFO	81	October 10, 2019	40
Jeffery Donnell	Operations and Director	73	October 10, 2019	40
Corinda J. Melton	Director	67	April 1, 2024	40

Thomas Hemingway, Age 67: Chairperson and CEO, of BioQuest Corp. since October 10, 2019. Also, Chairperson and President of Redwood Investment Group (1996 to current), and Pillar Marketing Group, Inc. (April 2011 to current) Previously, the Founder, Chief Executive Officer and Chairperson of Oxford Media (2004 to 2006) and Chief Executive Officer and Chairperson MetroConnect (2007 to 2009). Mr. Hemingway has also served as CEO and Chairperson of Esynch Corporation and Chairperson and CEO of Intermark Corporation, a software developer and publisher in the entertainment markets. Prior, Mr. Hemingway was President and CEO of Omni Advanced Technologies and Intellinet Information Systems. In addition, Mr. Hemingway has been a consultant and or board member to several NASDAQ and privately held companies. Bachelor of Sciences, Political Science, SUNY Albany.

Michael Krall, Age 72: President, COO and Board Member of BioQuest Corp. since October 2019 to current. Mr. Krall was the founder of PURE Bioscience, Inc. where he held the positions of President, CEO and Chairperson of the Board from 1998 to 2014. From 2015 to present, Mr. Krall has advised companies on biotech products and processes. Additionally, he is an inventor and co-inventor of dozens of domestic and international patented biotech products. Mr. Krall brings a wealth of knowledge of the biotech, manufacturing and securities industries, including his leadership ability, dedication and commitment to excellence which make him well suited to this highly regulated industry.

Jeffery Donnell, Age 73: CBDO (Chief Business Development Officer, Board Member) of BioQuest Corp. since October 2019 Mr. Donnell has served in senior level positions for private and public companies over the past 40 years including COO of Enviroguard Sciences, LLC, (2003 to 2007) a distribution company for bio-chemical products throughout the United States. Executive Vice President of Business Development for Pure Bioscience, (2007 to 2013) a public company responsible for the production and distribution of biochemical products nationally and internationally. From 2015 to current Mr. Donnell has been providing advisory services to companies on a part-time basis. He has established and expanded business relations with Fortune 500 companies including Cardinal Health, CareFusion and Brenntag.

David Noyes, Age 81: CFO of BioQuest Corp. since 2019 - recently, Fort Worth based EnviroSolar Power, a green energy solutions provider to the home energy marketplace since March 2014. Previously he was CFO for KOR Company, Inc. a commercial fire and security company from November 2012 until March 2014. Previously he was Managing Director of Monarch Capital Resources, Inc., a business-consulting firm. He is co-founder and EVP for Tech Energy Services, Inc., a green energy technology firm. He has been CFO of five publicly traded companies, most recently NextPhase Wireless, Inc. from February 2007 through March 2008; Oxford Media, Inc. from August 2004 through February 2007; Local.com from January 2001 through January 2003 and Mergence Corporation from September 1999 through November 2000. He was Chief Executive Officer and Chief Financial Officer and Director of Ortho Mattress from 1996 through 1997; President, Chief Financial Officer and Director of California Software Products, Inc. in 1996 and Director and Chief Financial Officer of Griswold Industries in 1994 and 1995. Previously he was President, Director and Chief Executive Officer of Structural Coatings, Inc. and Executive Vice President, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of General Power Systems, Power Paragon and Scientific Drilling International. He was a senior Manager with Ernst and Young, is a Certified Public Accountant and has an MBA from the Anderson School of Management at UCLA. He has served on several Boards of Directors and has extensive SEC experience and has raised in excess of $500 million.

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Robert Orbach, Age 72: Director, BioQuest Corp., since October 2019, is a seasoned, accomplished entrepreneur with talent for recognizing emerging trends since 1992 and a proven track record for building strategic partnerships. Mr. Orbach has been providing advisory services on a part time basis to companies from 2015 to present. Bobby has over 30 years’ experience in retail, finance, IP and building emerging technology companies. Mr. Orbach was one of the founders of 47th Street Computers and electronics, a large retailer in the late 80’s and 90’s. He advised countless technology companies and managed successful business deals. Bobby has served as a director and board member of many public and private sector companies. Bobby has been a broker and advisor in the IP monetization business and has successfully sold and brokered over 60 technology patent portfolios. He was awarded Excellence and Quality service award from Intellectual Ventures in 2012. Throughout his career, Bobby has aligned his business interests with his personal values - nurturing human potential and promoting people relations as well as supporting philanthropic causes. Mr. Orbach is an advisor on the board of several charities and nonprofit community organizations.

Corinda J. Melton, Age 67: Director, BioQuest Corp. since April 1, 2024. Ms. Melton is also a Director of BotMakers, Inc. She has over two decades of leadership experience in the banking sector. From October 1988 to January 2002, Joanne served at JP Morgan Chase Bank, starting as a Commercial Loans Note Teller and swiftly rising to management within four months. Throughout her tenure, she demonstrated exceptional talent in automating manual processes and optimizing job functions, resulting in increased efficiency and reduced workforce requirements. Her outstanding contributions led to her promotion to Division Manager of Commercial Loan Collateral Services, where she became the first Black manager in Commercial Loans Services and later the first Black Senior Manager in 1997. In this role, she oversaw the servicing of all Commercial Loans for JP Morgan Chase nationwide, focusing on operations evaluation, automation of reporting and processes, and strategic restructuring to eliminate inefficiencies. Her efforts resulted in significant cost savings for the bank and the establishment of a leaner, more effective operation. From 2010 to 2021, Joanne served as the President and CEO of Tonner-One World Holdings, Inc., a publicly traded software development company she co-founded. In this capacity, she drove innovation and growth, leveraging her expertise to navigate technological advancements, particularly in the realm of AI, while ensuring compliance with OTC markets regulations. In 2022, she resumed her role as CEO and resigned on April 3, 2024.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Significant Employees

Other than the foregoing named officers and directors, the Company has four full-time employees whose services are materially significant to our business and operations who are employed at will by BioQuest Corp.

Family Relationships

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended April 30, 2024 and 2023, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO): All of the employment and consulting agreements were put on hold on September 30, 2021, with no amounts accruing until approved by the Board of Directors. See Note 4 to the April 30, 2024 and 2023 financial statements.

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SUMMARY COMPENSATION TABLE

							Non-
						Non-Equity	Qualified
						Incentive	Deferred
Name and				Stock	Options	Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	$	$	$(1)	$	$	$	$	$

Tom Hemingway	2024	0	0	0	0	0	0	0	0
CEO, Director	2023	0	0	0	0	0	0	0	0

Michael Krall	2024	0	0	0	0	0	0	0	0
President, COO, Director	2023	0	0	0	0	0	0	0	0

Robert Orbach	2024	0	0	0	0	0	0	0	0
Director	2023	0	0	0	0	0	0	0	0

David Noyes	2024	0	0	0	0	0	0	0	0
CFO	2023	0	0	0	0	0	0	0	0

Jeffrey Donald	2024	0	0	0	0	0	0	0	0
EVP Operations	2023	0	0	0	0	0	0	0	0

Corinda J. Melton	2024	0	0	0	0	0	0	0	0
Director	2023	0	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

Except for the following there are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

The following table describes the payments that would be received from the Company with respect to the named executive officers, due to a termination of employment with the Company as per the respective Employment Agreements as of July 25, 2024:

Employment	Vacation Weeks per	CIC	CIC	§6.1	§6.2	§6.3	§6.6	§6.7	Accrued
Agreements	year	Severance	Months	Death	Disability	Cause	w/o Cause	End	4/30/20
				Mos	Mos	Mos	Mos	Mos
Tom Hemingway CEO	3		24	12	9	12	12	12

Michael Krall President and COO	3	All Due	24	12	9	12	12	12

David Noyes CFO	3		12	12	9	12	12	12

Jeffrey Donnell EVP Operations	3		12	12	9	12	12	12
								180,000

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Outstanding Equity Awards at Fiscal Year-End

Except as disclosed above, no executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended April 30, 2024.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Thomas Hemingway, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Thomas Hemingway collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Thomas Hemingway unless the communication is clearly frivolous.

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Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of five members. Thomas Hemingway, Jeffery Donnell, and Michael Krall do not qualify as independent Directors in accordance with certain corporate governance standards. Corinda J. Melton and Robert Orbach do qualify as Independent Directors in accordance with corporate governance standards. Corporate governance standards state that the independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by certain corporate governance standards. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The Company settled on September 30, 2021, all amounts of $1,885,873 due to executive officers and consultants from employment and consulting contracts and other accounts payables in exchange for 2,514,497 common stock of the Company. Of these shares 1,257,251 were issued under the Company’s S-8 Registration Statement and 1,257,246 were issued as restricted shares under Rule 144.

The Company has agreed to reimburse certain officers for office and warehouse space leased by them to their party landlords to be used in the business. In the year ended April 30, 2022 the Company officers, the Company reimbursed certain officers a total of $56,100 for rent and related costs and reimbursed approximately $1,400 in other costs.

The Company owed $61,371 and $43,090 to officer shareholders as of April 30, 2024 and 2023 for company expenses paid.

Other than the aforementioned related party transactions, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are no other transactions involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

The Company has not issued and does not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

The Company has not issued and does not have outstanding any share purchase warrants to purchase shares of our Common Stock.

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Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Conflict of Interest

There is a potential for a conflict of interest between the Company and Mr. Hemingway and Ms. Melton. As Mr. Hemingway is a controlling shareholder and also our Chief Executive Officer, and Director. Mr. Hemingway also owns and manages the Redwood Investment Group and Pillar Marketing Group, as such there is the potential for a conflict of interest between the Company and Mr. Hemingway. Ms. Melton is also a Director of BotMakers, Inc., as such there is the potential for a conflict of interest between the Company and Ms. Melton.

Except as described above, there are no conflicts of interest between the Company and any of its officers or directors.

Review, Approval or Ratification of Transactions with Related Parties

The Company has adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of BioQuest Corp.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of BioQuest Corp.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

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None of BioQuest Corp.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of BioQuest Corp.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of five members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairperson of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

The Company has no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, the Company plans on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of July 25, 2024 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 11,485,230 shares of common stock deemed to be outstanding as of July 25, 2024.

The Company has determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. The Company has based our calculation of the percentage of beneficial ownership on 11,485,230 shares of the Company’s common stock outstanding on July 25, 2024.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership(2)
Directors and Officers:
Thomas Hemingway, CEO & Director	3,639,981	34%
David Noyes, CFO	1,201,233	12%
Michael Krall, President, & Director	3,231,867	28%
Jeffery Donnell, Vice President, Director	1,151,333	10%
Robert Orbach, Director	539,964	5%
Corinda J. Melton, Director	-	0%
All executive officers and directors as a group (6 persons)	9,764,374	85%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.
(2)	Based on 11,485,230 shares issued and outstanding as of July 25, 2024.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

______

The Company’s Authorized Stock

We are authorized to issue Five Hundred Million (500,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and -0- shares of preferred stock authorized.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

41

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The following is a brief summary of our preferred stock and is subject to and qualified in its entirety by our articles of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the Offering Statement of which this Offering Circular forms a part.

We may amend our bylaws to be authorized to issue shares of Preferred Stock. The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada and will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

NOTE: Our Units in this Offering constitute shares and warrants. We intend to apply to FINRA for trading approval of the Units, and the warrants separately. We also shall allow the Units to be separated into the components of shares and warrants, and if separated will no longer be a “Unit.”

42

Warrants

We currently have authorized a class of warrants, Class A, to be issued as part of this Offering. The basic provisions of the Class A warrants are as follows:

Class A Warrants Included in Units Issuable in this Offering

The Warrants to be issued as part of this Offering will be designated as our “Class A” Warrants. These Warrants will be separately transferable following their issuance and through their expiration two (2) years from the date of issuance. Each Warrant will entitle the holder to purchase one share of our common stock at an exercise price of $1.00 per Warrant through its expiration. There is no public trading market for the Warrants and there can be no assurances that one will develop. The common stock underlying the Warrants, upon issuance, will also be quoted on the Over the Counter (OTC) Market under the symbol ‘BQST.’

All Warrants that are purchased in the Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Offering.

Exercisability

Each Warrant will be exercisable at any time and will expire two years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Exercise Price

Each Warrant represents the right to purchase one share of common stock at an exercise price of $1.00 per Warrant. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassification.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Warrants. There are no assurances that an active trading market will develop or be sustained for the Warrants.

Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights

We may redeem the warrants for $0.01 per warrant if our common stock closes above $1.25 per share for twenty (20) consecutive trading days.

43

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Warrants will be issued pursuant to a warrant agent agreement by and between us and Globex Transfer, LLC, the intended warrant agent.

DIVIDEND POLICY

______

The Company has never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

BioQuest Corp. (“BioQuest Corp.,” “We,” or the “Company”) is offering up to $10,000,000 total Units consisting of one share of Common Stock, $0.001 par value and one warrant, par value $0.001 (the “Units” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Globex Transfer, LLC, whose address is 780 Deltona Blvd., Suite 202, Deltona, FL 32725, telephone number (813) 344-4490, and email mt@globextransfer.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

44

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event the Company has been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-	1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the Units that are made up of the one common stock and one warrant offered hereby will be passed upon by Christopher Dieterich, Esq. of Los Angeles, CA.

EXPERTS

______

The financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

The Company has filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

45

BIOQUEST CORP.

TABLE OF CONTENTS

FOR THE YEARS ENDED

April 30, 2024 and 2023

Unaudited

F-1

Bioquest Corp

Balance Sheets

	Unaudited	Unaudited
	April 30, 2024	April 30, 2023
Assets
Current Assets
Cash	$5,914	$31
Prepaid Expenses
Total Current Assets	5,914	31

Total Assets	$5,914	$31

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts Payable and Accrued Liabilities	$124,513	$132,155
Advance Deposit	35,000
Due to Officers Shareholders	61,371	43,090
Accrued Interest	115,673	82,101
Convertible Notes Payable Net of Discount of $-0- and 24,098	183,300	183,300
Derivative Liability	113,039	113,039
Total Current Liabilities	632,896	553,685

Total Liabilities	632,896	553,685

Commitments and Contingencies	-	-

Stockholders’ Deficit
Common Stock, $.001 Par Value 500,000,000 Authorized; 11,485,230 and 11,485,320 and Issued and Outstanding at April 30, 2024 and 2023 respectively	11,485	11,485
Stock Payable	162,450	112,450
Additional-Paid-in-Capital	10,127,967	10,127,967
Accumulated Deficit	(10,928,884)	(10,805,556)
Total Stockholders’ Deficit	(626,982)	(553,654)
Total Liabilities and Stockholders’ Deficit	$5,914	$31

The accompanying notes are an integral part of these unaudited financial statements.

F-2

Bioquest Corp.

Statement of Operations

	Unaudited	Unaudited
	For the Year Ended	For the Year Ended
	April 30, 2024	April 30, 2023

Revenues	$-	$-

Operating Expenses
Stock Compensation Expense	50,000	-
Professional Fees	22,329	59,606
General and Administrative Expenses	17,427	(10,543)
Total Operating Expenses	89,756	49,063
Operating Loss	(89,756)	(49,063)
Derivative Gain (Expense)	-	(50,000)
Interest Expense	(33,572)	(41,601)
Net Loss	$(123,328)	$(140,664)

Basic and Fully Dilutive Loss per Share	$(0.01)	$(0.01)

Weighted Average Common Shares - Basic and Fully Diluted	11,485,230	11,444,845

The accompanying notes are an integral part of these unaudited financial statements

F-3

Bioquest Corp.

Statement of Changes in Stockholders’ Deficit

For the Years Ended April 30, 2023 and 2024

Unaudited

	Common Shares	Par Value $.001	Stock Payable	Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
Balance April 30, 2022	11,310,230	$11,310	$206,700	$10,013,892	$(10,664,892)	$(432,990)
Stock Issued for Stock Payable	135,000	135	(94,250)	94,115	-	-
Stock Compensation for Extension of Notes Payable	40,000	40	-	19,960	-	20,000
Net Loss for the Year Ended April 30, 2023	-	-	-	-	(140,664)	(140,664)
Balance April 2023	11,485,230	$11,485	$112,450	$10,127,967	$(10,805,556)	$(553,654)
Stock Compensation			50,000			50,000
Net Loss for the Year Ended April 30, 2024					(123,328)	(123,328)
Balance April 30, 2024	11,485,230	$11,485	$162,450	$10,127,967	$(10,928,884)	$(626,982)

The accompanying notes are an integral part of these unaudited financial statements

F-4

Bioquest Corp.

Statements of Cash Flows

	Unaudited	Unaudited
	For The Year Ended	For The Year Ended
	April 30, 2024	April 30, 2023
Cash Flows from Operating Activities
Net Loss	$(123,328)	$(140,664)
Adjustments to reconcile net loss to net cash used in operating activities.
Stock Based Compensation	50,000	-

Changes in Operating Assets and Liabilities
Increase (Decrease) in Accounts Payable and Accrued Liabilities	(7,642)	(4,436)
Increase Due to Officers Shareholders for Expenses Paid	18,281	19,990

Deriverative (Gain) Expense	-	50,000
Net Cash Used from Operating Activities	(62,689)	(75,110)

Cash Flows From Investing Activities	-	-

Cash from Financing Activities
Advance Deposit	35,000	-
Stock Issued for Extension of Notes Payable		20,000
Net Cash Provided in Financing Activities	35,000	20,000
Net Increase (Decrease) in Cash	(27,689)	(55,110)
Beginning Cash	31	(594,802)
Ending Cash	$(27,658)	$31

Supplemental Information
Cash Paid for Interest	$-	$-
Cash Paid for Income Taxes	$-	$-
Non-Cash Items:
Non-Cash Interest	$33,572	$41,601

The accompanying notes are an integral part of these unaudited financial statements.

F-5

BIOQUEST CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended April 30, 2024 and 2023 Unaudited

NOTE 1 - ORGANIZATION AND OPERATIONS

Bioquest Corp.(the “Company”) was originally incorporated in the State of Nevada on May 17, 2011, as Renaissance Films Inc. On September 26, 2011, the Company changed its name to Sedition Films Inc. and on May 1, 2014, the Company changed its name to Select-TV Solutions, Inc. The Company was organized for the purpose of producing documentary films. On October 10, 2019, there was a change in control of the Company with the purchase of 270,000,000 of the Company’s Common stock and on that date the Company changed its name to Bioquest Corp. On October 12, 2019, the Company elected a new Board of Directors and approved a 2,000 to 1 Reverse Stock Split resulting in the reduction of the outstanding shares of the Company’s Common Stock from 454,254,585 shares to 237,233 shares of Common Stock. All common shares and per common share data in these financial statements and related notes hereto have been retroactively adjusted to account for the effect of the reverse stock split for all periods presented. The total number of authorized common shares and the par value thereof were not changed by the reverse stock split.

The Company had previously intended to market, package, and distribute Hemp-CBD based products. Our mission was to Create High End, Unique Content and aggregate all relevant CBD content in the Nutraceutical and Pharmaceutical markets. In 2022, after the effects of Covid, the Company decided to change direction and acquire companies in the green energy sector.

On April 1, 2024, Corinda J. Melton was appointed as a Director of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and Estimates

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Those estimates include the fair value of our common shares. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing, and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Income Taxes

The Company follows FASB ASC Subtopic 740, Income Taxes, for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

F-6

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, Stock Compensation, for accounting for stock-based compensation. The guidance requires that new, modified, and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the consolidated financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods.

Basic Loss Per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities including stock options and stock payable have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future. As of April 30,2024, and 2023 the Company had 575,350 and 496,122 shares of common stock issuable upon the conversion of convertible shares, accrued interest and stock recorded in stock payable not included in earnings per share as they would be antidilutive.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. At April 30, 2024, and 2023, cash equivalents amounted to $5,914 and $31.

Revenue Recognition

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Our company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts our company could realize in a current market exchange. As of April 30, 2024, and 2023, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

F-7

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a Stockholders’ Deficit at April 30, 2024, of $626,982, as its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern. The Company has executed a letter of intent to acquire a BotMakers, Inc. but has limited resources, no source of operating cash flow and no assurance that sufficient funding will be available. Management will be required to raise funds through a combination of equity and/or debt financing for the acquisition of BotMakers, Inc.. The success of these plans will depend upon the ability of the Company to generate cash flows from equity and/or debt financing. These conditions indicate the existence of material uncertainties which may cast significant doubt on the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS.

The Company settled on September 30, 2021, all amounts of $1,885,873 due to executive officers and consultants from employment and consulting contracts and other accounts payables in exchange for 2,514,497 common stock of the Company. Of these shares 1,257,251 were issued under the Company’s S-8 Registration Statement and 1,257,246 were issued as restricted shares under Rule 144. The Company owed $61,371 and $43,090 to officer shareholders as of April 30, 2024 and 2023 for company expenses paid.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

The Company issued multiple convertible notes payable in January and February 2020 in the amount of $40,000 due in two years from date of issuance, with interest at 6% and convertible into common shares at $1.00 per share adjustable in certain circumstances, as defined in the debt agreements. These notes were in technical default as of April 30, 2022. On July 14,2022, the Company extended the due dates of these notes to September 30, 2022, in consideration for the issuance of 40,000 shares of unregistered shares of common stock and now are in default with interest at 10%.

These notes contain contingent conversion features. The first feature triggers in the event that the Company has a qualified equity offering, as defined, in agreement. If triggered, this allows the holder to convert the principal and any unpaid and accrued interest at a price per share equal to the Discount Rate (as defined in the note agreement) multiplied by the price per share paid by the investors in the qualified financing. The second feature triggers in the event that the Company has an equity financing that does not qualify as a qualified financing. If triggered, this allows the holder to convert the principal and any unpaid and accrued interest into the equity financing security at a rate at the lower of the Discount Rate (as defined in the note agreement) multiplied by the price per share paid by the investors in the equity financing. The third feature triggers in the event that a Sale Event (as defined in the note agreements) occurs. If triggered, this allows the note holders to covert their outstanding principal and any unpaid and accrued interest into common stock of the Company at the Discount Rate (as defined in the note agreement) multiplied by proceeds per share payable in the Sales Event.

Upon maturity, the holders of the notes may elect to convert their unpaid principal and accrued interest into that number of common shares determined by multiplying the Discount Rate (as defined in the note agreement) by the 5-trading day average closing price of the Company’s common stock.

F-8

In March 2022, the Company received gross proceeds of $85,000 and issued a convertible promissory note in the amount of $85,000, which matures 12 months from issuance. The convertible note bears interest at the rate of 8% per annum. The conversion rate of the note is $0.50 with standard antidilution provisions. The Company may prepay the convertible note at any time without penalty. At issuance, the Company determined that the beneficial conversion feature was immaterial. Note is unpaid as of April 30, 2024.

The Company issued a convertible note payable in September 2020 due in one year in the amount of $27,500 including interest at 10% per annum. The note is convertible at a 40% discount to the 20-day volume weighted average trading price of the Company’s common stock, after 90 days from issuance. In the event of default, the conversion discount increases to 50% of the 20-day volume weighted average trading price. In November 2020, the Company issued an additional note payable to the same investor due in one year in the amount of $30,800 with interest at 10% per annum. The note is convertible at a 60% discount to the 20-day volume weighted average trading price of the Company’s common stock. The Company extended the due date to February 2, 2022 and issued 10,000 shares (postponement shares) for this extension in the year ended April 30, 2021. In the year ended April 30, 2022, the Company has recorded a penalty payable and default interest at 24% at non-payment upon maturity for the two notes above $58,300 which is included in interest payable as of April 30, 2024. As of April 30, 2042, these notes were in default and the default interest rate was $24%.

For the April 30, 2021 convertible notes, the Company has determined that the conversion features require bifurcation as derivatives. The Company has calculated the value of the derivative, a level 3 liability as follows:

The expected volatility rate was estimated based on comparison to the volatility of a peer group of companies in similar industries. The term for the conversion of the notes is based upon the remaining term of the notes. The risk-free interest rate for periods within the contractual life is based on the yield derived from auctions of comparable periods of constant maturity U.S. Treasury securities. Circumstances may change, and additional data may become available over time, which could result in changes to these assumptions and methodologies, and thereby materially impact our fair value determination. In the year ended April 30, 2022, the Company amortized the remaining debt discount from its 2-year maturity 2020 notes of $24,098. In the year ended April 30, 2023, the Company recorded a derivative expense of $50,000. The derivative liability recorded as of April 30, 2024 was $113,059.

The following table for the derivative liability summarizes the inputs used for the Black-Scholes pricing model on the nine months ended April 30, 2024.

	Note 1	Note 2
Exercise price	$0.62	$0.42
Risk free interest rate	0.107%	0.107%
Volatility	87.96%	93.45%
Expected term years	.001	.001
Dividend yield	None	None

F-9

NOTE 6 – STOCKHOLDERS’ DEFICIT

Capital Stock Issued

During the year ended April, 30, 2023, the Company issued 40,000 shares of common stock for extension of notes payable. The company recorded 50,000 stock compensation recorded as stock payable for the year ended April 30, 2024.

Authorized Capital Stock Common Stock

The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share. As of April 30, 2024, and April 30, 2023, there were 11,485,230 shares issued and outstanding.

NOTE 7– LETTER OF INTENT

On March 21, 2024, the Company entered into a letter of intent with BotMakers, Inc. (“BotMakers”); wherein, the Company agreed to issue approximately 105,000,000 shares and to the raising of $10,000,000 through the sale of equity, part of which will be used to reduce the Company’s outstanding debts and the rest will be used as working capital for BotMakers, in return for 100% of BotMakers shares (“BotMakers Agreement”).

The Company received an advance payment of $35,000 on April 1, 2024, which is recorded as an Advance Deposit on the financial statements.

NOTE 7– SUBSEQUENT EVENTS

Management has reviewed and evaluated subsequent events after the balance sheet date of April 30, 2024 through July 26, 2024 and determined there new no significant subsequent events for these financial statements.

F-10

BOTMAKERS, INC.

UNAUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION ON APRIL 18, 2024 THROUGH, APRIL 30, 2024

BOTMAKERS

F-11

BOTMAKERS, INC.

UNAUDITED

BALANCE SHEET

April 30 , 2024
ASSETS
Current assets:
Cash	$108
Prepaid expense	0
Total current assets	108
Total assets	$108

LIABILITIES AND EQUITY

Current liabilities:
Short-term Notes	$30,000

Total current liabilities	30,000

Total liabilities	30,000
Owner’s Equity (Deficit)	(29,992)
Total liabilities and Owner’s Equity	$108

The accompanying notes are an integral part of these unaudited financial statements

F-12

BOTMAKERS, INC.

UNAUDITED

STATEMENT OF OPERATIONS

From Inception on April 18, 2024 through April 30, 2024

Operating expenses:
Selling, general and administrative	$29,947

Total operating expenses	29,947
Loss from operations	(29,947)

Other income (expense):
Interest expense	(45)

Total other income (expense)	(45)
Loss before income taxes	(29.992)
Provision for income taxes	-
Net loss	$(29,992)

The accompanying notes are an integral part of these unaudited financial statements

F-13

BOTMAKERS, INC.

STATEMENT OF CHANGES IN OWNER’S EQUITY (DEFICIT)

From Inception on April 18, 2024 through April 30, 2024

Cash Contributed	$100
Net Loss	(29,992)

Total Owner’s Equity	$108

The accompanying notes are an integral part of these unaudited financial statements

F-14

BOTMAKERS, INC.

UNAUDITED

STATEMENT OF CASH FLOWS

From Inception on April 18, 2024 through April 30, 2024

Cash flows from operating activities:
Net loss	$(29,992)
Adjustments to reconcile net loss to net cash used in operating activities
-
Change in operating assets and liabilities:
Short Term Debt	(30,000)

Net cash used in operating activities	8
Cash flows from investing activities	-
Cash flows from financing activities:
Opening Balance Equity	100
Net cash provided by financing activities	100
Net increase in cash	108
Cash, beginning of the period	-
Cash, end of the period	$108

The accompanying notes are an integral part of these unaudited financial statements

F-15

BOTMAKERS, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

From Inception April 18, 2024 through April 30, 2024

NOTE 1 - ORGANIZATION AND OPERATIONS

On March 21, 2024, AI Callers, Inc., a yet to be formed company in the AI industry (the “BotMakers”) with a yet to be formed, planned conversational AI subsidiary BotMakers AI, Inc., both to be operated by Ms. Sella Hall, entered into a letter of intent with the BioQuest Corp.; wherein, the BioQuest Corp., agreed to issue approximately 105,000,000 shares of Common and Preferred Stock and to the raising of $10,000,000 through the sale of equity, $250,000 of which will be used to reduce the BioQuest’s outstanding debts and the rest will be used as working capital for BotMakers, in return for 100% of BotMakers shares (“BotMakers Agreement”). As part of the BotMakers Agreement BioQuest Corp., will be authorizing and designating a class of Preferred Stock that will be issued to BotMakers.

On April 18, 2024, AI Callers, Inc., and BotMakers AI, Inc., were formed as sole proprietorships, by Ms. Sella Hall, in Texas, in order to enter to reserve the names with the intent on becoming conversational AI companies that develop solutions for business and organizations to utilize conversational AI technology. On May 9, 2024, Ms. Hall decided to formally incorporate the name AI Callers, Inc., in Texas. Upon entering into negotiations with BioQuest Corp., the BotMakers name was preferred and presented as a part of AI Callers, Inc. On June 24, 2024, AI Callers, Inc., officially changed its name in Texas to BotMakers, Inc.

On April 1, 2024, BotMakers, paid BioQuest Corp., $35,000 as a first payment towards the total of $250,000 purchase price.

NOTE 2 SUBEQUENT EVENTS

On May 9, 2024 AI Callers, Inc. (AIC) was formed as a Texas Corporation with 1,000,000 shares of common stock and a par value $0.0001 a share. On May 9, 2024 acquired the business of Botmakers, including all intellectual, licenses websites, customer lists and operational platforms. AI Callers, Inc. changed its name to Botmakers, Inc. on June 24, 2024.

In May 2024, BotMakers signed and completed two client contracts for its conversational AI services. BotMakers is currently in negotiations with other companies to deliver its conversational AI software solutions to them.

On June 24, 2024, AI Callers, Inc., amended its articles of incorporation to change its name to BotMakers, Inc. On June 24, 2024, BotMakers, Inc., issued 1,000 shares of Common Stock.

F-16

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1*	Amended Articles of Incorporation and Amendments Thereto
2.2*	Bylaws
3.1*	Specimen Stock Certificate
3.2***	Subscription Agreement
4.1***	Class A Purchase Warrant
6.1**	Employment Agreement by and between the Company and Thomas Hemingway, dated November 1, 2019
6.2**	Employment Agreement by and between the Company and Michael Krall, dated November 1, 2019
6.3**	Employment Agreement by and between the Company and David P. Noyes, dated November 1, 2019
6.4**	Employment Agreement by and between the Company and Jeffrey Donnell, dated November 1, 2019
6.5***	Letter of Intent by and between the Company and BotMakers AI, Inc. dated March 21, 2024.
12.1	Opinion of Law Office of Dieterich & Associates

* As Previously Filed on February 11, 2020 with our Form 1A.

** As Previously Filed on March 24, 2020 with our Form 1A/A.

*** As Previously Filed on May 15, 2024 with our Form 1A.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California on July 26, 2024.

(Exact name of issuer as specified in its charter):	BioQuest Corp.

This Offering Statement has been signed by the following persons in capacities and on the dates indicated.

By:	/s/ Thomas Hemingway
Thomas Hemingway, Chief Executive Officer (Principal Executive Officer).

(Date): July 26, 2024

/s/ David Noyes
David Noyes, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): July 26, 2024

SIGNATURES OF DIRECTORS:

/s/ Thomas Hemingway	July 26, 2024
Thomas Hemingway, Director	Date

/s/ Michael Krall	July 26, 2024
Michael Krall, Director	Date

/s/ Jeffery Donnell	July 26, 2024
Jeffery Donnell, Director	Date

/s/ Robert Orbach	July 26, 2024
Robert Orbach, Director	Date

/s/ Corinda J. Melton	July 26, 2024
Corinda J. Melton, Director	Date

47